UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SmartStop Self Storage REIT, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SMARTSTOP SELF STORAGE REIT, INC.

10 Terrace Road

Ladera Ranch, California 92694

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On

Wednesday, June 15, 2022 at 9:00 a.m. (PDT)

To the Stockholders of SmartStop Self Storage REIT, Inc.:

We invite you to attend the annual meeting of stockholders of SmartStop Self Storage REIT, Inc., a Maryland corporation (the “Company,” “we,” “our” or “us”). As this meeting will be held virtually, you will be able to attend the annual meeting and vote and submit your questions during the annual meeting via live webcast by visiting https://meetnow.global/MWF9L96. At the annual meeting, stockholders will be asked to consider and vote upon:

1.	the election of five directors, each to serve until the 2023 annual meeting of stockholders and until his or her successor is elected and qualifies;

2.	the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement;

3.	the approval of the SmartStop Self Storage REIT, Inc. 2022 Long-Term Incentive Plan;

4.	the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2022; and

5.	the transaction of such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Our board of directors has fixed the close of business on March 31, 2022 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any postponement or adjournment thereof. Only record holders of common stock, consisting of either Class A shares or Class T shares, at the close of business on the record date are entitled to notice of and to vote at the annual meeting.

For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about these proposals or would like additional copies of the proxy statement, please contact Nicholas Look, our General Counsel and Secretary, via mail at 10 Terrace Road, Ladera Ranch, California 92694 or via telephone at (877) 327-3485.

Whether you own a few or many shares and whether you plan to attend the live webcast or not, it is important that your shares be voted on matters that come before the annual meeting. None of our stockholders own more than 10% of our outstanding shares, so every stockholder’s vote is important to us. To make voting easier for you, you may authorize a proxy to vote your shares in one of three ways: (1) by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the envelope provided; (2) by completing a proxy card at www.proxy-direct.com; or (3) by telephone at (800) 337-3503. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of our board of directors.

You are cordially invited to attend the annual meeting and are encouraged to attend the live webcast. Whether or not you plan to attend the live webcast, please authorize a proxy to vote your shares using one of the three prescribed methods. Your vote is very important.

By Order of the Board of Directors,

/s/ Nicholas M. Look
Nicholas M. Look
General Counsel and Secretary

Ladera Ranch, California

April [    ], 2022

SMARTSTOP SELF STORAGE REIT, INC.

10 Terrace Road

Ladera Ranch, California 92694

PROXY STATEMENT

Introduction

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors of SmartStop Self Storage REIT, Inc., a Maryland corporation (the “Company”) for use at the annual meeting of our stockholders and at any postponement or adjournment thereof. References in this proxy statement to “we,” “us,” “our,” or like terms also refer to the Company. The mailing address of our principal executive offices is 10 Terrace Road, Ladera Ranch, California 92694. We expect to mail this proxy statement and the accompanying proxy to our stockholders on or about April [    ], 2022. Our Annual Report to Stockholders will be mailed on the same date.

QUESTIONS AND ANSWERS

Q:	When and where will the annual meeting be held?

A:

Our 2022 annual meeting of stockholders will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the meeting only if you were a stockholder of the Company as of the close of business on the Record Date (defined below), or if you hold a valid proxy for the meeting. No physical meeting will be held.

You will be able to attend the meeting online and submit your questions during the meeting by visiting https://meetnow.global/MWF9L96. You also will be able to vote your shares online by attending the meeting by webcast. To participate in the meeting, you will need to log on using the control number from your proxy card or meeting notice. The control number can be found in the shaded box.

The online meeting will begin promptly on June 15, 2022 at 9:00 a.m. (PDT). We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the access instructions as outlined in this proxy statement.

Q:	What if I have trouble accessing the Annual Meeting virtually?

A:

The virtual meeting platform is fully supported across MS Edge, Firefox, Chrome and Safari browsers and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is no longer supported. Participants should ensure that they have a strong internet connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call 1-888-724-2416 or 1-781-575-2748.

Q:	What is the purpose of the meeting?

A:	At the meeting, you will be asked to consider and vote upon:

•	the election of five directors, each to serve until the 2023 annual meeting of stockholders and until his or her successor is elected and qualifies;

•	the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement;

•	the approval of the SmartStop Self Storage REIT, Inc. 2022 Long-Term Incentive Plan;

•	the ratification of the appointment of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the year ending December 31, 2022; and

•	the transaction of such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Our board of directors is not aware of any matters that may be acted upon at the meeting other than the matters set forth in the bullet points listed above.

Q:	Who can vote at the meeting?

A:

Stockholders of record, consisting of holders of either Class A shares or Class T shares of our common stock, as of the close of business on March 31, 2022, or the record date (the “Record Date”), are entitled to receive notice of the annual meeting and to vote the shares of common stock that they hold on that date. As of the close of business on the record date, we had approximately 85.1 million shares of common stock issued, outstanding and eligible to vote.

Q:	How many votes do I have?

A:	Each outstanding Class A share and Class T share of common stock entitles its holder to cast one vote with respect to each matter to be voted upon at the annual meeting.

Q:	How can I vote?

A:

If you were a stockholder of record at the close of business on the Record Date, you may vote in person via webcast at the meeting or by proxy. Stockholders have the following three options for submitting their votes by proxy:

•	via mail, by completing, signing, dating and returning your proxy card in the enclosed envelope;

•	via the Internet at www.proxy-direct.com; or

•	via telephone at (800) 337-3503.

Regardless of whether you plan to attend the annual meeting, we encourage you to authorize a proxy to vote your shares in accordance with one of the methods described above. None of our stockholders own more than 10% of our outstanding shares, so every stockholder’s vote is important to us. If you authorize a proxy to vote your shares, you may still attend the annual meeting and vote in person via webcast. If you do so, any previous votes that you submitted, whether by mail, the Internet or telephone, will be superseded by the vote that you cast at the annual meeting.

Q:	How will my proxy be voted?

A:

Shares represented by valid proxies will be voted in accordance with the directions given on the relevant proxy card. If a proxy card is signed and returned without any directions given, the individuals named on the card as proxy holders will vote in accordance with the recommendations of our board of directors as to: (1) the election of directors; (2) the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement; (3) the approval of the SmartStop Self Storage REIT, Inc. 2022 Long-Term Incentive Plan; and (4) the ratification of the appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2022.

If other matters requiring the vote of our stockholders come before the meeting, the persons named in the proxy card will vote the proxies held by them in their discretion.

Q:	What are the board of directors’ voting recommendations?

A:	Our board of directors recommends that you vote:

(1)	“FOR” each of the nominees to our board of directors;

(2)	“FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement;

(3)	“FOR” the approval of the SmartStop Self Storage REIT, Inc. 2022 Long-Term Incentive Plan;

(4)	“FOR” the ratification of BDO as our independent registered public accounting firm for the year ending December 31, 2022.

Q:	What vote is required to approve each proposal?

A:

Election of Directors. Each director is elected by the affirmative vote of a plurality of all votes cast at the annual meeting, if a quorum is present. Votes are cast either in person via webcast or by proxy. There is no cumulative voting in the election of our directors. Any shares present but not voted (whether by abstention, broker non-vote, or otherwise) will not count as votes cast on this proposal, and thus will have no effect on the result of the vote on this proposal.

Advisory Vote on Executive Compensation. The advisory vote on the compensation of our named executive officers is approved by the affirmative vote of a majority of the votes cast on the proposal at the annual meeting, if a quorum is present. Votes are cast either in person via webcast or by proxy. Any shares present but not voted (whether by abstention, broker non-vote, or otherwise) will not count as votes cast on this proposal, and thus will have no effect on the result of the vote on this proposal. As an advisory vote, this proposal is not binding on us, our board of directors, or the Compensation Committee of our board of directors. Our board of directors and the Compensation Committee value the opinions expressed by stockholders in their advisory votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding our named executive officers.

Approval of Incentive Plan. The approval of the 2022 Long-Term Incentive Plan is approved by the affirmative vote of a majority of the votes cast on the proposal at the annual meeting, if a quorum is present. Votes are cast either in person via webcast or by proxy. Any shares present but not voted (whether by abstention, broker non-vote, or otherwise) will not count as votes cast on this proposal, and thus will have no effect on the result of the vote on this proposal.

Ratification of Appointment of Independent Accounting Firm. The appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2022 is ratified by the affirmative vote of a majority of the votes cast on the proposal at the annual meeting, if a quorum is present. Votes are cast either in person via webcast or by proxy. Any shares present but not voted (whether by abstention, broker non-vote, or otherwise) will not count as votes cast on this proposal, and thus will have no effect on the result of the vote on this proposal. In the event this matter is not ratified by our stockholders, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of our independent registered public accounting firm.

Q:	What constitutes a “quorum”?

A:

The presence at the annual meeting, in person via webcast or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. There must be a quorum for a meeting to be held. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum; however, abstentions and broker non-votes will not be counted as votes cast.

Q:	How can I change my vote or revoke my proxy?

A:

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a properly executed, later-dated proxy (via mail, the Internet, or telephone), by attending the annual meeting and voting in person via webcast or by written notice addressed to: SmartStop Self Storage REIT, Inc., Attention: Nicholas Look, Secretary, 10 Terrace Road, Ladera Ranch, California 92694.

To be effective, a proxy revocation must be received by us at or prior to the annual meeting.

Q:	Who will bear the costs of soliciting votes for the meeting?

A:

We will bear the entire cost of the solicitation of proxies from our stockholders. We have retained Computershare to assist us in connection with the solicitation of proxies for the annual meeting. We expect to pay Computershare fees of approximately $185,000, plus out-of-pocket expenses, for its basic solicitation services, which include review of proxy materials, dissemination of broker search cards, distribution of proxy materials, solicitation of brokers, banks, and institutional holders, and delivery of executed proxies. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person via webcast, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities. We also expect to incur approximately $30,000 in expenses related to printing of these proxy materials and our annual report. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

Q:	What if I receive only one set of proxy materials although there are multiple stockholders at my address?

A:

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports, which allows us to send a single proxy statement or annual report to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents this year, but you would prefer to receive your own copy, you may direct requests for separate copies to SmartStop Self Storage REIT, Inc., Attention: Nicholas Look, Secretary, 10 Terrace Road, Ladera Ranch, California 92694, or call us at (877) 327-3485. Also, if your household currently receives multiple copies of disclosure documents and you would like to receive just one set, please contact us at the same address and phone number.

Q:	How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

A:

In order for a stockholder proposal to be properly submitted for presentation at our 2023 annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on November [    ], 2022 and ending at 5:00 p.m., local time, on December [    ], 2022. If you wish to present a proposal for inclusion in the proxy materials for next year’s annual meeting, we must receive written notice of your proposal at our executive offices no later than December [    ], 2022. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: SmartStop Self Storage REIT, Inc., Attention: Nicholas Look, Secretary, 10 Terrace Road, Ladera Ranch, California 92694. For additional information, see the “Stockholder Proposals” section in this proxy statement.

Q:	Who do I call if I have questions about the meeting?

A:

We have retained Computershare to assist with the proxy process. If you have any questions related to the annual meeting (including the new virtual format) or voting your proxy, you can call Computershare and talk to a live proxy representative toll free at (866) 963-5819 with any proxy related questions.

CERTAIN INFORMATION ABOUT MANAGEMENT

Board of Directors

General

We operate under the direction of our board of directors. Our board of directors is responsible for the management and control of our affairs. Our board of directors consists of H. Michael Schwartz, our Founder, Chief Executive Officer and Chairman of our board of directors, Paula Mathews, and three independent directors, Timothy S. Morris, David J. Mueller and Harold “Skip” Perry, each of whom has been nominated by our board of directors for re-election to serve until our 2023 annual meeting of stockholders and until his or her successor is elected and qualifies. For more detailed information on our directors, see the “Executive Officers and Directors” section below. Our board of directors has formed the following three committees: the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee.

Leadership Structure

We do not currently have a policy to separate the roles of principal executive officer and Chairman of the board of directors, as the board of directors believes it is in the best interests of the Company to make that determination based on our current size, the size of our board of directors, the participation of our independent directors in the oversight of our operations and strategy, and the position and direction of the Company. In consultation with our advisors, we will continue to analyze whether to separate the roles of principal executive officer and Chairman of the board of directors and/or whether to appoint a lead independent director in the future.

Meetings of our Board of Directors

During 2021, our board of directors held 13 meetings. Each of our directors attended at least 75% of the meetings of the board of directors and committees on which he or she served.

Director Independence

While our shares are not listed for trading on any national securities exchange, as required by our charter, a majority of the members of our board of directors and each committee of our board of directors are “independent” as determined by our board of directors by applying the definition of “independent” adopted by the NYSE and applicable rules and regulations of the SEC. Our board of directors has determined that Messrs. Morris, Mueller, and Perry each meet the relevant definition of “independent.”

Stockholder Communications with Directors

We have established several means for stockholders to communicate concerns to our board of directors. If the concern relates to our financial statements, accounting practices or internal controls, the concerns should be submitted in writing to the Chairman of the Audit Committee of our board of directors in care of our Secretary at our headquarters address. If the concern relates to our governance practices, business ethics, or corporate conduct, the concern should be submitted in writing to the Chairman of the Nominating and Corporate Governance Committee of our board of directors in care of our Secretary at our headquarters address. If a stockholder is uncertain as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of our Secretary. All concerns submitted in care of our Secretary will be delivered to the appropriate independent director based upon our Secretary’s determination.

Though we have no formal policy on the matter, we encourage all of the members of our board of directors to attend our annual meeting of stockholders.

Risk Management Role

As part of its oversight role, our board of directors actively supervises the members of our management that are directly responsible for our day-to-day risk management. The board’s risk management role has no impact on its leadership structure. The Audit Committee of our board of directors, which consists of our three independent directors, annually reviews with management our policies with respect to risk assessment and risk management.

Code of Ethics

Our board of directors adopted an amended Code of Ethics and Business Conduct on September 16, 2019 (the “Code of Ethics”), which contains general guidelines applicable to our executive officers, including our principal executive officer, principal financial officer and principal accounting officer, our directors and our employees. We adopted our Code of Ethics with the purpose of promoting the following: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with or submit to the SEC and in other public communications made by us; (3) compliance with applicable laws and governmental rules and regulations; (4) the prompt internal reporting of violations of the Code of Ethics to our Code of Ethics Compliance Officer; and (5) accountability for adherence to the Code of Ethics. A copy of the Code of Ethics is available on our website www.smartstopselfstorage.com under About Us—Investor Relations—Governance.

Audit Committee

General

Our board of directors adopted an amended charter for the Audit Committee on June 26, 2020 (the “Audit Committee Charter”). A copy of the Audit Committee’s charter is available on our website www.smartstopselfstorage.com under About Us—Investor Relations—Governance. The Audit Committee assists our board of directors by: (1) selecting an independent registered public accounting firm to audit our annual financial statements; (2) reviewing with the independent registered public accounting firm the plans and results of the audit engagement; (3) approving the audit and non-audit services provided by the independent registered public accounting firm; (4) reviewing the independence of the independent registered public accounting firm; and (5) considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Audit Committee Charter and in accordance with current laws, rules and regulations.

The members of the Audit Committee are our three independent directors, Timothy S. Morris, David J. Mueller and Harold “Skip” Perry, with Mr. Mueller currently serving as Chairman of the Audit Committee. Our board of directors has determined that Mr. Mueller satisfies the requirements for an “Audit Committee financial expert” and has designated Mr. Mueller as the audit committee financial expert in accordance with applicable SEC rules. The Audit Committee held five meetings during 2021.

Relationship with Principal Auditor

Overview

On the recommendation of the Audit Committee, our board of directors has appointed BDO as our independent registered public accounting firm (“independent auditor”), for the year ending December 31, 2022. Although stockholder ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, we are submitting the selection of BDO to our stockholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the Audit Committee reserves the right to select a new independent auditor at any time in the future in its discretion if it deems such decision to be in the best interests of the Company. Any such decision would be disclosed to our stockholders in accordance with applicable securities laws. If our stockholders do not ratify the Audit Committee’s selection, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of our independent registered public accounting firm.

Representatives of BDO are expected to be present via webcast at the annual meeting and will have an opportunity to make a statement if they desire. The representatives will also be available to respond to appropriate questions from our stockholders.

Pre-Approval Policies

The Audit Committee Charter requires that the Audit Committee pre-approve all auditing services performed for the Company by our independent auditor, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditor’s independence. In determining whether or not to pre-approve services, the Audit Committee considers whether the service is permissible under applicable SEC rules. The Audit Committee may, in its discretion, delegate one or more of its members the authority to pre-approve any services to be performed by our independent auditor, provided such pre-approval is presented to the full Audit Committee at its next scheduled meeting.

All services rendered by BDO for the years ended December 31, 2021 and 2020 were pre-approved in accordance with the policies set forth above.

Fees to Principal Auditor

The Audit Committee reviewed the audit and non-audit services performed by BDO, as well as the fees charged by BDO for such services. The aggregate fees for professional accounting services provided by BDO, including the audit of our annual financial statements, for the years ended December 31, 2021 and 2020, respectively, are set forth in the table below.

	BDO USA, LLP for the Year Ended December 31, 2021	BDO USA, LLP for the Year Ended December 31, 2020
Audit Fees	$437,306	$244,170
Audit-Related Fees	—	16,841
Tax Fees	—	—
All Other Fees	—	—

Total	$437,306	$261,011

For purposes of the preceding table, the professional fees are classified as follows:

•

Audit Fees – These are fees for professional services performed for the audit of our annual financial statements and the required review of our quarterly financial statements and other procedures performed by the independent auditors to be able to form an opinion on our financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements, and services that generally only an independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC.

•

Audit-Related Fees – These are fees for assurance and related services that traditionally are performed by an independent auditor, such as due diligence related to acquisitions and dispositions, audits related to acquisitions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

•

Tax Fees – These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Such services may also include assistance with tax audits and appeals before the Internal Revenue Service (IRS) and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

•	All Other Fees – These are fees for other permissible work performed that do not meet one of the above-described categories.

Audit Committee Report

Pursuant to the Audit Committee Charter adopted by the board of directors of the Company, the Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by overseeing the independent auditors, the audit and financial reporting process and the system of internal control over financial reporting that management has established and by reviewing the financial information to be provided to the Company’s stockholders and others. The Audit Committee is composed of three independent directors and met five times during the year ended December 31, 2021. Management of the Company has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent auditors devote more time and have access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurances with regard to the financial statements of the Company, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2021 included in the Company’s Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of the financial reporting and controls of the Company, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and acceptability of the financial reporting and such other matters as are required to be discussed with the Audit Committee under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, “Communications with Audit Committees.” The Audit Committee also received the written disclosures and the letter from the Company’s independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee meets periodically with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the financial reporting of the Company.

In reliance on these reviews and discussions, the Audit Committee recommended to our board of directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC. Our board of directors subsequently accepted the Audit Committee’s recommendation and approved the Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

David J. Mueller (Chairman)

Timothy S. Morris

Harold “Skip” Perry

The preceding Audit Committee Report to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

General

Our board of directors adopted an amended charter for the Nominating and Corporate Governance Committee on June 26, 2020 (the “Nominating and Corporate Governance Committee Charter”). A copy of the Nominating and Corporate Governance Committee Charter is available on our website www.smartstopselfstorage.com under About Us—Investor Relations—Governance. The Nominating and Corporate Governance Committee’s primary focus is to assist our board of directors in fulfilling its responsibilities with respect to director nominations, corporate governance, board of directors and committee evaluations and conflict resolutions. The Nominating and Corporate Governance Committee assists our board of directors in this regard by: (1) identifying individuals qualified to serve on our board of directors, consistent with criteria approved by our board of directors, and recommending that our board of directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders; (2) developing and implementing the process necessary to identify prospective members of our board of directors; (3) determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on our board of directors; (4) overseeing an annual evaluation of our board of directors, each of the committees of our board of directors and management; (5) developing and recommending to our board of directors a set of corporate governance principles and policies; (6) periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our board of directors; and (7) reviewing and approving all transactions between us and any other party that may give rise to a conflict of interest in accordance with Maryland law, except where our charter or Maryland law would require the approval of the board of directors. The Nominating and Corporate Governance Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Nominating and Corporate Governance Committee Charter and in accordance with current laws, rules, and regulations.

The members of the Nominating and Corporate Governance Committee are our three independent directors, Timothy S. Morris, David J. Mueller and Harold “Skip” Perry, with Mr. Perry serving as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held 18 meetings during 2021, which included 14 meetings of the Nominating and Corporate Governance Committee members as a special committee for the purpose of evaluating strategic transactions.

Board of Directors Membership Criteria and Director Selection

The Nominating and Corporate Governance Committee annually reviews with our board of directors the appropriate experience, skills and characteristics required of our directors in the context of the current membership of our board of directors. This assessment includes, in the context of the perceived needs of our board of directors at the time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry or brokerage industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflict with the Company and the ability of the candidate to attend board of directors meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent directors nominated by our board of directors shall be individuals who possess a reputation and hold or have held positions or affiliations befitting a director of a publicly held company and are or have been actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional, or academic community.

Though we do not have a formal policy regarding diversity with respect to identifying nominees and overall board composition, our Nominating and Corporate Governance Committee considers the impact of diverse backgrounds and experiences of potential nominees on the effectiveness and quality of our board of directors. As part of its annual review process discussed below, the Nominating and Corporate Governance Committee reviews its own effectiveness in recommending director nominees with diverse backgrounds and experiences relative to any perceived needs in the composition of our board of directors.

While our full board of directors remains responsible for selecting its own nominees and recommending them for election by our stockholders, our board of directors has delegated the screening process necessary to identify qualified candidates to the Nominating and Corporate Governance Committee. Pursuant to our bylaws, however, vacancies in the board may be filled only by a majority of the remaining directors.

The Nominating and Corporate Governance Committee annually reviews director suitability and the continuing composition of our board of directors; it then recommends director nominees who are voted on by our full board of directors. In recommending director nominees to our board of directors, the Nominating and Corporate Governance Committee solicits candidate recommendations from its own members, other directors, and management of the Company. The Committee will also consider suggestions made by stockholders and other interested persons for director nominees who meet the established director criteria. In order for a stockholder to make a nomination, the stockholder must satisfy the procedural requirements for such nomination as provided in the Company’s bylaws, which include, among other things, providing the nominee’s name, age, address, and ownership of the Company’s stock. Such nominations must also be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

In evaluating the persons nominated as potential directors, the Nominating and Corporate Governance Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating and Corporate Governance Committee determines are relevant.

With respect to the current nominees to our board of directors, whose backgrounds and experience are described in greater detail on pages 37-40, our Nominating and Corporate Governance Committee considered all of the factors set forth above in its determination to recommend them for nomination. In particular, our Nominating and Corporate Governance Committee considered (1) H. Michael Schwartz’s active participation in the management of our operations and his experience in the self storage industry, (2) Paula Mathews’s extensive real estate management experience, and particularly self storage experience, across multiple organizations, including our Company and SmartStop Asset Management, our former sponsor (“SAM”), (3) Timothy S. Morris’s extensive financial and management experience across multiple organizations over more than 30 years, (4) David J. Mueller’s more than 25 years of financial management experience, and (5) Harold “Skip” Perry’s more than 40 years of financial accounting, management and consulting experience in the real estate industry. In addition, the Nominating and Corporate Governance Committee considered these particular aspects of the backgrounds of Messrs. Morris, Mueller and Perry relative to the needs of the committees of our board of directors in determining to recommend them for nomination.

Corporate Governance

Pursuant to the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee developed and recommended a set of formal, written guidelines for corporate governance, which were previously adopted by our full board of directors and amended on June 26, 2020.

The Nominating and Corporate Governance Committee also, from time to time, reviews the governance structures and procedures of the Company and suggests improvements thereto to our full board of directors. Such improvements, if adopted by the full board of directors, will be incorporated into the written guidelines.

Periodic Evaluations

The Nominating and Corporate Governance Committee conducts an annual evaluation of its own performance and oversees the annual evaluations of our directors, each of the other committees of our board of directors, and management.

Conflicts of Interest

The Nominating and Corporate Governance Committee considers and acts upon any conflicts of interest-related matter to the extent permitted by Maryland law. The Nominating and Corporate Governance Committee will evaluate such transactions based upon standards set forth in our Code of Ethics, as well as applicable laws, rules and regulations.

Compensation Committee

General

Our board of directors adopted an amended charter for the Compensation Committee on June 26, 2020 (the “Compensation Committee Charter”). A copy of the Compensation Committee Charter is available on our website www.smartstopselfstorage.com under About Us—Investor Relations—Governance. The Compensation Committee’s primary focus is to assist our board of directors in fulfilling its responsibilities with respect to officer and director compensation. The Compensation Committee assists our board of directors in this regard when necessary by: (1) reviewing and approving our corporate goals with respect to compensation of officers and directors; (2) recommending to our board of directors compensation for all non-employee directors, including board of directors and committee retainers, meeting fees and equity-based compensation; (3) administering and granting equity-based compensation to our employees; and (4) setting the terms and conditions of such equity-based compensation in accordance with our Employee and Director Long-Term Incentive Plan (the “Equity Incentive Plan”). The Compensation Committee fulfills these responsibilities in accordance with current laws, rules and regulations.

The members of our Compensation Committee are Messrs. Morris, Mueller, and Perry, with Mr. Morris serving as Chairman of the Compensation Committee. The Compensation Committee held six meetings during 2021.

Compensation Committee Interlocks and Insider Participation

For the year ended December 31, 2021, decisions regarding director compensation were made by our Compensation Committee.

No member of the Compensation Committee served as an officer or employee of us or any of our affiliates during 2021, and none had any relationship requiring disclosure by us under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our board of directors or our Compensation Committee during the fiscal year ended December 31, 2021.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our compensation program as it relates to our named executive officers (“NEOs”). Our NEOs for 2021 and their titles were:

NAME	TITLE
H. Michael Schwartz	Chief Executive Officer
Michael S. McClure	Former Chief Executive Officer
James R. Barry	Chief Financial Officer
Joe Robinson	Chief Operations Officer
Wayne Johnson	President and Chief Investment Officer
Michael O. Terjung	Chief Accounting Officer

2021 Operational and Financial Highlights to Date

Our performance in 2021 resulted in significant growth, within the same-store and overall portfolio:(1)

(1)

Same-store NOI and FFO, as adjusted, are non-GAAP measures and a reconciliation of those measures to the most directly comparable GAAP financial measure is attached to this proxy statement as Appendix A.

Philosophy and Objectives of Our Executive Compensation Program

The philosophy underlying our executive compensation program is to provide an attractive, flexible and market-based total compensation program tied to performance and aligned with the interests of our stockholders. Our objective is to recruit and retain the caliber of executive officers and other key employees necessary to deliver sustained high performance for our stockholders. Our compensation system has been designed to accomplish the following:

•	Retain and hire top-caliber executives: Executives will have market competitive compensation that will allow us to both hire and retain high-caliber individuals.

•

Reward growth and profitability: Executives will be rewarded for achieving both short- and long-term results, particularly focused on sustained growth and profitability that culminates in longer-term value creation for our stockholders.

•

Align compensation with stockholder interests: Fostering an ownership mentality, a meaningful portion of the interests of our executives will be linked with those of our stockholders through the risks and rewards of ownership of our stock.

The following is an overview of the highlights of our compensation structure, and the fundamental compensation policies and practices we do and do not use.

WHAT WE DO

Pay for Performance. We provide alignment between pay and performance by linking a meaningful portion of total compensation to the achievement of multiple operational and strategic goals through our short-term incentive program, as well as relative performance against our direct self storage peers through our long-term incentive program.

Balanced Compensation. We balance overall compensation by linking portions of pay to both annual performance goals as well as multi-year performance goals.

Forward-Looking Long-Term Incentive Compensation Structure. We have implemented a long-term incentive compensation structure that includes forward-looking performance over a multi-year performance period.

Executive Severance Policy. In light of market best practices, we adopted an Executive Severance and Change of Control Plan (as opposed to employment agreements) covering our executives which is overseen by our Compensation Committee.

Independent Compensation Consultant. Our Compensation Committee retained Ferguson Partners Consulting (“FPC”), a nationally recognized compensation consulting firm, to review and provide recommendations regarding our executive compensation program.

Compensation Risk Assessments. With the assistance of FPC, we conduct annual compensation risk assessments to ensure our compensation program does not encourage excessively risky behaviors.

WHAT WE DON’T DO

No Guaranteed Annual Salary Increases or Minimum Bonuses. We do not guarantee annual salary increases (salary increases are made only in the discretion of the Compensation Committee), nor do we pay guaranteed minimum bonuses.

No Excessive Perquisites. We provide limited perquisites to our NEOs that we believe are reasonable and consistent with the philosophy and objectives of our executive compensation program.

Compensation Methodology and Process

Independent Review and Approval of Executive Compensation

Our Compensation Committee is responsible for reviewing and approving corporate goals and objectives related to compensation for our NEOs. The Compensation Committee does not delegate any substantive responsibility related to the compensation of our NEOs and exercises its independent judgment when approving executive compensation. No member of the Compensation Committee is a former or current officer of us or any of our subsidiaries, and all members are independent under current NYSE listing standards.

Our Compensation Committee annually reviews compensation to ensure its alignment with our business strategy, performance, and the interests of our employees and stockholders. In addition, the Compensation Committee reviews market practices for all elements of executive compensation and approves necessary adjustments to remain competitive.

Our Compensation Committee takes into account the aggregate amount and mix of all components of compensation when considering compensation decisions affecting the CEO and the other NEOs. The Compensation Committee considers whether any components of executive compensation might lead to excessive risk taking by management and whether features of the executive compensation program appropriately mitigate risks.

The Role of the Compensation Committee’s Consultant

Our Compensation Committee has sole authority under its committee charter to retain advisors and consultants as it deems appropriate. The Compensation Committee has retained FPC, which specializes in the REIT industry, as its compensation consultant.

FPC attends meetings of the Compensation Committee, reviews compensation data with the committee, and participates in general discussions regarding executive compensation issues. Management works with FPC, at the Compensation Committee’s direction, to develop materials and analysis essential to the committee’s compensation evaluations and determination. FPC regularly participates in executive sessions with the Compensation Committee (without any of our personnel or executives present) to discuss compensation matters.

Role of the Chief Executive Officer

Each year our Chief Executive Officer meets with the Compensation Committee to discuss specific recommendations regarding the base salary, short-term incentive compensation and long-term incentive compensation of each of our NEOs (other than the Chief Executive Officer) and provides further insight into and details of each executive officer’s performance. The other NEOs are not present during these discussions. The Compensation Committee believes it is valuable to consider the recommendations of the Chief Executive Officer with respect to these matters because, given his knowledge of our operations and the day-to-day responsibilities of such NEOs, he is in a unique position to provide the Compensation Committee with added perspective into the most appropriate measures and goals in light of our business at a given point in time. However, the Compensation Committee has the discretion to accept, reject, or modify these recommendations and makes all final determinations on issues within the scope of its authority, including with respect to executive officer compensation. The Chief Executive Officer does not provide his recommendations to the Compensation Committee regarding his own compensation.

Use of Peer Group

To ensure that our executive compensation programs are reasonable and competitive in the marketplace, we compare our compensation programs to the compensation programs of two distinct sets of peers. We examine pay practices across a peer set of public REITs that are (i) similarly sized to us and operate across a range of property types (Size-Based Peer Group) as well as (ii) a smaller peer set of direct competitors focused in the self storage industry of which there are only five (Direct Competitor Peer Group).

PEER GROUP	DESCRIPTION	PURPOSE
Size-Based Peer Group (13 companies)	Represents public real estate investment trusts of similar size in terms of total capitalization that also have active operations.	To periodically reference and compare our overall compensation practices and amounts against a broader mix of companies to ensure that our compensation practices are reasonable in light of the size of the organization.

PEER GROUP	DESCRIPTION	PURPOSE
Direct Competitor Peer Group (5 companies)	Represents public real estate investment trusts within the self storage sector with operations that most nearly approximate our business.	To understand how each NEO’s total compensation compares with the total compensation for reasonably similar positions at our most direct competitors in the self storage industry and to assess and calculate performance for certain relative metrics.

The Size-Based Peer Group currently consists of the following companies (sorted by capitalization):

Peer	Ticker	2021 Total Capitalization ($M)
National Storage Affiliates Trust	NSA	$13,553
Independence Realty Trust, Inc.	IRT	$8,591
Essential Properties Realty Trust, Inc.	EPRT	$4,785
Brandywine Realty Trust	BDN	$4,171
Easterly Government Properties, Inc.	DEA	$3,535
Centerspace	CSR	$2,737
Armada Hoffler Properties, Inc.	AHH	$2,482
UMH Properties, Inc.	UMH	$2,377
InvenTrust Properties Corp.	IVT	$2,372
RPT Realty	RPT	$2,141
Hersha Hospitality Trust	HT	$1,966

*

Note that both Bluerock Residential Growth REIT, Inc. and New Senior Investment Group Inc. were part of the size-based peer group that was used for setting compensation in 2021; however, as both have been or are in the process of being acquired, we have not included them in the table above.

The Direct Competitor Peer Group currently consists of the following companies (sorted by capitalization):

Peer	Ticker	2021 Total Capitalization ($M)
Public Storage	PSA	$77,360
Extra Space Storage Inc.	EXR	$38,419
CubeSmart	CUBE	$16,136
Life Storage, Inc.	LSI	$15,843
National Storage Affiliates Trust	NSA	$13,553

Our Compensation Committee evaluates the median levels of the size-based peer group for compensation as an initial point of reference for setting pay and thereafter considers various qualitative factors for each NEO, such as years of experience, tenure, and historical performance, in arriving at a competitive pay package. Actual compensation paid may fluctuate above or below the median of the peer group based on our performance and the achievement of the goals established by the Compensation Committee for the NEO. The Compensation Committee expects to review the peer group annually and make changes as warranted and deemed appropriate by the Compensation Committee.

Alignment of Pay

Our executive compensation program provides significant alignment between pay and performance by linking a meaningful portion of total target compensation to the achievement of financial, operational and strategic goals through our short-term incentive program, as well as rigorous relative portfolio goals through our long-term incentive program. Approximately 80% of the total target compensation delivered to our CEO and 65% delivered to our other NEOs is at risk. The following charts present the allocation of 2021 total target compensation among different components for our Chief Executive Officer and the weighted average of each component for our other NEOs as a group.

CEO Total Target Compensation	Other NEOs Total Target Compensation

Overview of Compensation

On June 28, 2019, we acquired the self storage advisory, asset management, property management and certain joint venture interests of SAM, which included the self storage management team and self storage employees (the “Self Administration Transaction”). During the first full fiscal year following the Self Administration Transaction, we formally adopted our executive compensation program for our executive officers, which was later revised in connection with fiscal year 2021 (the “Executive Compensation Program”). The following table summarizes the specific elements in our Executive Compensation Program, along with the primary objectives of each element. A more detailed discussion of these elements follows this table.

(1)	NOI is defined as rental and related revenues, less property level operating expenses.
(2)

Funds from operations, or FFO, is widely used as a key measure of financial performance by REITs. The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and real estate related asset impairment write-downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In determining FFO, as adjusted, we make further adjustments to the NAREIT computation of FFO to exclude the effects of non-real estate related intangible amortization, acquisition related costs, other write-offs incurred in connection with acquisitions, contingent earnout expenses, accretion of fair value of debt adjustments, gains or losses from extinguishment of debt, accretion of deferred tax liabilities, realized and unrealized gains/losses on foreign exchange transactions, gains/losses on foreign exchange and interest rate derivatives not designated for hedge accounting, and to reflect adjustments for unconsolidated partnerships and jointly owned investments. For a reconciliation of FFO and FFO, as adjusted, to net loss, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the year ended December 31, 2021. Management FFO, as adjusted, is defined as FFO, as adjusted, plus adjustments for amortization of debt issuance costs.

Base Salary

Base salary is a portion of the overall compensation package and determined by considering the relative importance of the position, the competitive marketplace and the individual’s performance and contributions based on responsibilities, skills and experience. Base salaries are reviewed annually in light of market practices and changes in responsibilities. Base salaries were established for our executives at the time of the Self Administration Transaction in June 2019 and were maintained in 2020. Base salaries for 2021 were updated based on the results of a peer analysis and the approval of the Compensation Committee, which were further updated subsequent to fiscal year end by the Compensation Committee. This Compensation Discussion and Analysis section focuses on the compensation in place during fiscal year 2021.

NEO(1)	TITLE	2019 BASE SALARY(2) ($)	2020 BASE SALARY ($)	2021 BASE SALARY ($)
H. Michael Schwartz	Chief Executive Officer	625,000	625,000	625,000
James R. Barry	Chief Financial Officer	225,000	225,000	275,000
Joe Robinson	Chief Operations Officer	350,000	350,000	350,000
Wayne Johnson	President and Chief Investment Officer	250,000	250,000	250,000
Michael O. Terjung	Chief Accounting Officer	225,000	225,000	250,000

(1)

This excludes our former Chief Executive Officer, Michael S. McClure, who retired as of April 15, 2021. He was not included in the Executive Compensation Program for 2021. As a result, he did not have an increase in base salary 2021.

(2)	2019 base salaries reflect post-Self Administration Transaction levels and have been annualized for the full year.

Annual Cash Incentive Awards

The goal of our variable cash incentive program (the “Short-Term Incentive Program”) is to motivate executive officers to achieve strong performance across various financial, operating and strategic goals with the ultimate objective of contributing to longer-term stockholder value based on our annual performance. The Short-Term Incentive Program includes an objective portion that comprises the majority of the overall program and is based on three performance-based metrics with pre-defined hurdles. For purposes of the 2021 Short-Term Incentive Program, same-store NOI (excluding property taxes) and a measure of Management Funds From Operations were included as quantitative metrics. During fiscal year 2020, Managed REIT Assets Under Management (“AUM”) was included as another quantitative metric, but the Compensation Committee eliminated this metric in 2021 in an effort to more focus the incentive around only two key financial metrics.

While it is important for the majority of the NEO’s annual cash compensation to be determined objectively, we also believe that it is important to have a degree of flexibility and assess performance against goals that may not be precise or quantifiable in nature. Therefore, a relatively smaller portion of the Short-Term Incentive Program is subjectively assessed based on various strategic and individual goals. We provide a range of performance outcomes across each metric; to the extent that the level of actual achievement falls between the established Threshold, Target and Maximum levels, calculation of the amount of the award is interpolated on a straight-line basis. The performance-based metrics had the potential to be paid at 50%, 100% and 150% of target for the threshold, target and maximum criteria for each metric; these targets were updated from fiscal year 2020, which had been set at 75%, 100% and 125% of target for the threshold, target and maximum, respectively. For strategic and individual goals, the threshold, target, and maximum levels were set at 75%, 100%, and 125% of target, respectively, for both fiscal year 2021 and 2020.

2021	2021
Short-Term Incentive Program CEO and Executive Chairman	Short-Term Incentive Program Other NEOs

The actual bonuses awarded reflect the following components for the CEO and other NEOs:

	METRICS & WEIGHTINGS
NAME	SAME-STORE NOI GROWTH, EXCLUDING PROPERTY TAX	MANAGEMENT FFO, AS ADJUSTED	STRATEGIC/ INDIVIDUAL GOALS
H. Michael Schwartz	35%	35%	30%
James R. Barry	30%	30%	40%
Joe Robinson	40%	20%	40%
Wayne Johnson	30%	30%	40%
Michael O. Terjung	30%	30%	40%

Based on the weightings of each criteria, and each NEO’s respective allocations, the threshold, target, and maximum potential bonuses for 2021 were as follows:

NAME	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)
H. Michael Schwartz	388,125	675,000	961,875
James R. Barry	75,000	125,000	175,000
Joe Robinson	90,000	150,000	210,000
Wayne Johnson	84,000	140,000	196,000
Michael O. Terjung	60,000	100,000	140,000

These potential bonus levels were updated subsequent to fiscal year end by the Compensation Committee for fiscal year 2022. However, this Compensation Discussion and Analysis section focuses on the compensation in place during fiscal year 2021.

Financial Goals

As shown and noted above, the financial goals component of the Short-Term Incentive Program included three categories of performance goals. The financial goals established for 2021, the Compensation Committee’s rationale for establishing them, and the performance level approved for each goal are described below:

Financial Goals	Threshold	Target	Maximum	Actual
Same-Store NOI Growth, Excluding Property Tax(1)	7.00%	8.25%	9.50%	21.9%
Management FFO, as adjusted (per share)(1)	$0.310	$0.335	$0.360	$0.497

(1)

The targets included in the table above were updated subsequent to fiscal year end 2021, as follows: (A) Same-Store NOI Growth, Excluding Property Tax: Threshold (7.00%), Target (7.70%), Maximum (8.50%); and (B) Management FFO, as adjusted (per share): Threshold ($0.54), Target ($0.57), Maximum ($0.60).

Same-store NOI growth, excluding property tax on an absolute basis was set at:

Threshold	7.00%
Target	8.25%
Maximum	9.50%

Actual	21.9%

Rationale: The Compensation Committee considers same-store NOI to be an important driver of real estate property values and stockholder value. It also is a metric typically evaluated by investors and analysts and is used by many of our peers to evaluate operating performance. This goal was established by our board of directors based on our forecast for 2021 and was discussed with management.

Management FFO, as adjusted (per share) was set at:

Threshold	$0.310
Target	$0.335
Maximum	$0.360

Actual	$0.497

Rationale: The Compensation Committee considers Management Funds from Operations (“Management FFO”), as adjusted, to be an important indicator of the Company’s overall financial performance. FFO, as adjusted, is a metric typically evaluated by investors and analysts and is used by many of our peers to evaluate performance. Management FFO, as adjusted, is defined as FFO, as adjusted, as disclosed in the Company’s Annual Report on Form 10-K, plus adjustments for amortization of debt issuance costs. This goal was established by our board of directors at the beginning of 2021 based on management’s forecast for 2021 and was discussed with management.

Strategic Goals

Strategic goals are collective operational goals which were recommended by the Chief Executive Officer for approval by the Compensation Committee and the full board of directors. These goals are developed in connection with the annual strategic planning process and represent key plans and initiatives that the Chief Executive Officer believes will drive short-term performance while adding long-term value. The goals and achievement levels are qualitative by nature and are subjectively evaluated by the Compensation Committee at the end of the performance period.

For 2021, the strategic goals are described below.

•	SmartStop: Organic growth, external growth, Toronto growth and liquidity strategy for investors.

•	Managed REITs: Monitor equity sales, coordinate debt financing, review financial metrics and pipeline of new acquisitions (stabilized, lease-up and development / redevelopment).

Individual Goals

The Chief Executive Officer recommended individual goals for 2021, which were then submitted for approval by the Compensation Committee and the full board of directors. Individual Goals for the NEOs were set at the beginning of 2021 and included the following:

•

H. Michael Schwartz: technology initiatives; innovation; increasing presence in Canada; Managed REITs; and management goals (execute the Company’s business plan, driving process improvement/innovation/employee development, executive management, legal, and IT)

•

James R. Barry, Joe Robinson, Wayne Johnson and Michael O. Terjung: execute the Company’s business plan (drive growth in Managed REITs; focusing on process improvement/innovation/employee development, quality and effectiveness of work, professional growth, teamwork, and special projects)

The following table sets forth the Target annual bonus levels established in April 2021, along with the final determination for fiscal year 2021 actual bonus payments.

NAME(1)	TARGET ($)	ACTUAL CASH BONUS ($)	% OF TARGET
H. Michael Schwartz	675,000	961,875	143%
James R. Barry(2)	125,000	175,000	140%
Joe Robinson(2)	150,000	210,000	140%
Wayne Johnson	140,000	196,000	140%
Michael O. Terjung(2)	100,000	140,000	140%

(1)

This excludes our former Chief Executive Officer, Michael S. McClure, who retired as of April 15, 2021. He was not included in the Executive Compensation Program for 2021. As a result, he did not have a bonus target for 2021, nor did he receive a bonus for 2021.

(2)

In addition to the cash bonuses earned in connection with the Short-Term Incentive Program, James R. Barry, Joe Robinson, and Michael O. Terjung were awarded special project bonuses of $25,000 each, for extraordinary initiatives during 2021, and such amounts were excluded from the table above.

Long-Term Stock Based Compensation

We adopted our long-term incentive program (the “Long-Term Incentive Program”) with the goal of both retaining and motivating our executive officers over a longer-term period. We provide equity incentive awards in order to foster ownership and alignment with stockholders, which is intended to motivate our executive officers to enhance the long-term value of the Company. At the election of each individual executive, such equity awards may come in the form of either long-term incentive plan units (“LTIP Units”) of our Operating Partnership or restricted stock awards consisting of shares of our common stock (“RSAs”). Although the Compensation Committee does not target a specific mix of equity versus cash compensation when setting awards each year, it does strive to deliver a relatively large portion of the executive officer’s overall compensation in the form of equity.

Key highlights of the Long-Term Incentive Program are as follows:

•	Forward-looking program containing a multi-year performance period and to be awarded on a rolling basis.

•	Awards are determined based upon a fixed dollar amount that is then converted to equity based upon a fair value determination of such equity.

•

Introduces a performance-based element (25% of the total targeted award value) with an award that ranges from a threshold of 0% to a maximum of 200% of target, with such percentage being determined based upon our relative same-store revenue growth versus our direct self storage competitors over a three-year period.

•	75% of the total award is time-based, otherwise known as service-vested and subject to continued employment with the Company, which vests pro-rata over four years.

The approved grant levels for the NEOs for the 2021-2023 performance period are as follows:

NAME(1)	TIME- BASED AWARDS (75%) ($)	2021-2023 PERFORMANCE-BASED AWARDS (25%)				TOTAL LTIP AWARD AT TARGET ($)
		Last Place ($)	5th Place (Minimum) ($)	3rd Place (Target) ($)	1st Place (Maximum) ($)
H. Michael Schwartz	1,387,500	0	115,625	462,500	925,000	1,850,000
James R. Barry	112,500	0	9,375	37,500	75,000	150,000
Joe Robinson	120,000	0	10,000	40,000	80,000	160,000
Wayne Johnson	187,500	0	15,625	62,500	125,000	250,000
Michael O. Terjung	112,500	0	9,375	37,500	75,000	150,000

(1)

This excludes our former Chief Executive Officer, Michael S. McClure, who retired as of April 15, 2021. He was not included in the Executive Compensation Program for 2021. As a result, he did not receive a grant for the 2021-2023 performance period.

These approved grant levels were updated subsequent to fiscal year end by the Compensation Committee for fiscal year 2022. However, this Compensation Discussion and Analysis section focuses on the compensation in place during fiscal year 2021. NEOs can elect to receive their Long-Term Incentive Program awards as restricted stock or LTIP Units. During 2021, all NEOs elected to receive the majority of their awards in LTIP Units.

Performance Portion of Our 2021-2023 Long-Term Incentive Awards

The metric approved for the 2021-2023 performance period was a relative 3-year average same-store revenue growth when ranked against a peer group, as follows:

METRIC	0% PAYOUT	25% PAYOUT (MINIMUM)	65% PAYOUT	100% PAYOUT (TARGET)	150% PAYOUT	200% PAYOUT (MAXIMUM)
Relative 3-Year Average Same-Store Revenue Growth vs. Peer Group	Last Place	5th Place	4th Place	3rd Place	2nd Place	1st Place

In order to be counted in the ranking calculation above, a company must be publicly traded for the entire performance period. To the extent a self-storage peer is acquired within the three-year performance period, then the 25% payout level at 5th place shall be eliminated. The peers by which we shall be compared against are: CubeSmart, Extra Space Storage Inc., Life Storage, Inc., National Storage Affiliates Trust, and Public Storage.

Other Elements of Compensation

Our Compensation Committee does not view benefits and perquisites for the NEOs as a key component of our executive compensation program. Accordingly, we do not provide any significant perquisites to our NEOs. We provide the following benefits to all employees: medical, dental, vision and disability insurance, employer contributions toward medical insurance premiums, 401(k) employer match and group life insurance premiums. The NEOs participate in benefit plans on similar terms as our other participating employees, although we pay a larger percentage of NEOs’ medical insurance premiums. However, the total value of these benefit plan premiums remains a small percentage of each NEO’s total compensation package. Under our tax-qualified 401(k) plan, we make a matching contribution on behalf of each participant equal to 100% match on the first 4% of compensation contributed to the plan by the participant up to the federally mandated maximum. The NEOs may participate in the plan on substantially the same terms as our other participating employees. We do not maintain any defined benefit or supplemental retirement plans.

Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the NEOs and may revise, amend or add to the benefits and perquisites made available to the NEOs in the future if it deems advisable.

Severance Benefits

In order to achieve our compensation objective of attracting, retaining and motivating qualified executives, we believe that we need to provide the NEOs with severance protection. Furthermore, we seek to utilize best practices in developing appropriate protection. As such, in connection with the Self Administration Transaction in June 2019, we adopted an Executive Severance and Change of Control Plan (the “Severance Plan”), rather than using individual employment agreements. Pursuant to the plan, each NEO is entitled to certain severance benefits based on the nature of their termination. See “—Executive Compensation—Severance Plan and Potential Payments Upon Termination or a Change of Control” below for complete details of severance benefits payable to the NEOs upon termination or change of control.

Evaluation of the Risk in Compensation Program

Our Compensation Committee oversees the design of our executive compensation program to ensure that the program does not incentivize our NEOs, either individually or as a group, to make excessively risky business decisions that could maximize short-term results at the expense of long-term value. The Compensation Committee assesses our executive and other compensation and benefits programs to determine if the programs’ provisions and operations promote or create material risks. The Compensation Committee, in consultation with its independent compensation consultant, has established a number of protective features including but not limited to: (1) we do not have uncapped bonus potential, (2) we use multiple metrics in evaluating performance, (3) performance includes both absolute and relative performance, (4) the Compensation Committee retains flexibility and subjectivity in evaluating performance, (5) a meaningful portion of compensation is delivered in equity that vests over time, and (6) the performance portion of our Long-Term Incentive Program is measured on a multi-year basis.

Based on the foregoing, we do not believe that its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

Tax Limits on Executive Compensation

In general, Section 162(m) of the Code places a limit on the amount of compensation that may be deducted annually by a publicly traded entity with respect to certain of its executive officers. The IRS has previously issued private letter rulings holding that Section 162(m) does not apply to compensation paid to employees of a REIT’s operating partnership. We have therefore determined that compensation paid to our executive officers by our Operating Partnership or a subsidiary of our Operating Partnership for services to it should not be subject to the deduction limit. Since we operate as a REIT under the Code and are generally not subject to U.S. federal income tax on our taxable income to the extent that we annually distributes all of our taxable income to stockholders and maintain our qualification as a REIT, if compensation were required to (but did not) qualify for deduction under Section 162(m), the payment of compensation that fails to satisfy the requirements of Section 162(m) would not have a material adverse consequence to us, provided we continue to distribute 100% of our taxable income without taking into account the disallowed deduction. However, if we make compensation payments subject to Section 162(m) limitations on deductibility, we may be required to make additional distributions to stockholders to comply with its REIT annual distribution requirement and eliminate our U.S. federal income tax liability. As a consequence of additional taxable income, a larger portion of stockholder distributions that would otherwise have been treated as return of capital may be subject to U.S. federal income tax as dividend income. Any such compensation allocated to our taxable REIT subsidiaries, whose income is subject to U.S. federal income tax, would result in an increase in income taxes due to the inability to deduct such compensation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the “Compensation Discussion and Analysis” set forth above be included in this proxy statement.

Timothy S. Morris (Chairman)

David J. Mueller

Harold “Skip” Perry

The preceding Compensation Committee Report to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Executive Compensation

The following tables and narrative summarize the compensation for the years ended December 31, 2019, 2020 and 2021 paid to or earned by SmartStop’s named executive officers (“NEOs”).

Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus(2)	Non-Equity Incentive Plan Compensation	Stock Awards(3)	All Other Compensation(4)	Total
H. Michael Schwartz,	2021	$625,000	$—	$961,875	$1,850,000	$17,395	$3,454,270
Chief Executive Officer	2020	$625,000	$—	$686,094	$1,250,000	$26,643	$2,587,737
	2019	$323,438	$320,205	$—	$1,111,632	$328	$1,755,603

Michael S. McClure,	2021	$131,250	$—	$—	$—	$405,193	$536,443
Former Chief Executive Officer(5)	2020	$450,000	$—	$392,513	$650,000	$17,638	$1,510,151
	2019	$233,542	$270,445	$—	$578,049	$—	$1,082,036

James R. Barry,	2021	$275,000	$25,000	$175,000	$150,000	$25,684	$650,684
Chief Financial Officer	2020	$225,000	$—	$118,475	$100,000	$22,991	$466,466
	2019	$115,771	$75,616	$—	$88,931	$10,491	$290,809

Joe Robinson,(6)	2021	$350,000	$25,000	$210,000	$160,000	$33,038	$778,038
Chief Operations Officer	2020	$350,000	$—	$180,975	$125,000	$12,299	$668,274

Wayne Johnson,	2021	$250,000	$—	$196,000	$250,000	$32,961	$728,961
President and Chief Investment Officer	2020	$250,000	$—	$114,938	$250,000	$25,394	$640,332
	2019	$129,375	$160,143	$—	$222,326	$11,035	$522,879

Michael Terjung,(6) Chief Accounting Officer	2021	$250,000	$25,000	$140,000	$150,000	$31,758	$596,758

(1)

The compensation data for 2019 reflect SmartStop’s direct compensation expenses subsequent to June 28, 2019. Prior to June 28, 2019, SmartStop had no employees and did not directly compensate any officers, including NEOs. Rather, SmartStop’s NEOs were compensated by its former external advisor, and SmartStop reimbursed certain fees and expenses to the former external advisor pursuant to its advisory agreement. Amounts shown in the “Salary” column do not reflect any such reimbursements.

(2)

Amounts shown in the “Bonus” column for 2021 reflect special non-plan bonuses that were awarded to certain individuals in recognition of their significant contributions to certain strategic projects undertaken by the Company in 2021. Amounts shown in the “Bonus” column for 2019 reflect bonuses earned for a full year of service by each individual, including during time such individuals were employed by SmartStop’s former external advisor. Subsequent to 2019, annual bonuses were payable pursuant to SmartStop’s incentive plan and are included in the “Non-Equity Incentive Plan Compensation” column above.

(3)

Represents the aggregate grant date fair value of each share of restricted stock and each LTIP Unit computed in accordance with FASB ASC Topic 718. The grant date fair values of performance-based awards included in this table were calculated based on the outcome of performance measured at target levels since that was the probable outcome at the time of grant. The assumptions used in calculating these amounts are discussed in Note 11, Equity-Based Compensation, to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Assuming achievement of the maximum performance level, the grant date fair value for awards granted in 2021 would have been $2,312,500, $187,500, $200,000, $312,500, and $187,500 for Messrs. Schwartz, Barry, Robinson, Johnson, and Terjung, respectively.

(4)	The table below sets forth the components of the “All Other Compensation” column for 2021:

Name	Incremental Cost of Medical Insurance Premiums	401(k) Company Match	Life/AD&D Insurance Premiums	Consulting Fees	PTO Payout
H. Michael Schwartz	$4,251	$11,600	$1,544	$—	$—
Michael S. McClure	$16,289	$11,600	$930	$337,500	$38,874
James R. Barry	$9,767	$15,714	$203	$—	$—
Joe Robinson	$13,451	$19,138	$449	$—	$—
Wayne Johnson	$16,413	$15,686	$862	$—	$—
Michael Terjung	$20,185	$11,269	$304	$—	$—

(5)

Mr. McClure retired from his position as SmartStop’s Chief Executive Officer effective as of April 15, 2021. Pursuant to an Executive Transition Services Agreement between the Company and Mr. McClure, Mr. McClure continued to provide consulting services to the Company during the 2021 fiscal year. See the section below entitled “Certain Relationships and Related Transactions—Executive Transition Services Agreement,” as well as the Company’s Current Report on Form 8-K filed on February 26, 2021, for additional information.

(6)	Mr. Robinson became a NEO in 2020; Mr. Terjung became a NEO in 2021.

Grants of Plan-Based Awards

The following table sets forth information with respect to plan-based awards granted to the NEOs in 2021.

		Estimated future payouts under non- equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Share Awards: Number of Shares/ Units(3)	Grant Date Fair Value(4)
H. Michael Schwartz
Annual Cash Incentive Bonus		$388,125	$675,000	$961,875
Time-Based Equity	4/16/2021							149,194	$1,387,500
Performance-Based Equity	4/16/2021				12,433	49,731	99,462		$462,500
Michael S. McClure	—	—	—	—	—	—	—	—	—
James R. Barry
Annual Cash Incentive Bonus		$75,000	$125,000	$175,000
Time-Based Equity	4/16/2021							12,097	$112,500
Performance-Based Equity	4/16/2021				1,008	4,032	8,065		$37,500
Joe Robinson
Annual Cash Incentive Bonus		$90,000	$150,000	$210,000
Time-Based Equity	4/16/2021							12,903	$120,000
Performance-Based Equity	4/16/2021				1,075	4,301	8,602		$40,000
Wayne Johnson
Annual Cash Incentive Bonus		$84,000	$140,000	$196,000
Time-Based Equity	4/16/2021							20,161	$187,500
Performance-Based Equity	4/16/2021				1,680	6,721	13,441		$62,500
Michael Terjung
Annual Cash Incentive Bonus		$60,000	$100,000	$140,000
Time-Based Equity	4/16/2021							12,097	$112,500
Performance-Based Equity	4/16/2021				1,008	4,032	8,065		$37,500

(1)

Represents annual incentive awards at the threshold, target and maximum amounts. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above for additional discussion regarding bonuses based on 2021 performance.

(2)

Represents performance-based awards, consisting of either restricted stock or LTIP Units in SmartStop OP, awarded in 2021 to SmartStop’s NEOs. Indicated threshold, target and maximum amounts correspond to the number of restricted shares or LTIP Units, as applicable, that would be earned in the event that specified threshold, target and maximum performance levels, respectively, were achieved. In the event that SmartStop’s performance does not meet the threshold requirements for a performance measure, no payment will be made on the quantitative portion of the award based on that performance measure. Performance-based awards vest following the conclusion of a three-year performance period, based on SmartStop’s performance ranked amongst a peer group of companies, conducted using a performance measure of average annual same-store revenue growth, analyzed over the performance period.

(3)

Represents time-based awards, consisting of LTIP Units in SmartStop OP, awarded in 2021 to SmartStop’s NEOs. Time-based awards vest ratably over four years with the first tranche vesting on December 31st of the year of grant, subject to the recipient’s continued employment or service through the applicable vesting date.

(4)

Calculated in accordance with FASB ASC Topic 718. The grant date fair values of performance-based awards were calculated based on the probable outcome of performance measured at target levels at the time of the grant.

Narrative Explanation of Certain Aspects of Summary Compensation Table and Grants of Plan-Based Awards Table

SmartStop’s executive compensation program consists of the following elements: (1) base salaries, (2) a Short-Term Incentive Program, pursuant to which executive officers are entitled to a performance-based cash bonus, and (3) a Long-Term Incentive Program, pursuant to which executive officers are entitled to equity awards, which will be both time-based and performance-based. See “Certain Information About Management – Compensation Discussion and Analysis – Overview of Compensation,” above, for more detail.

Amounts shown in the “Stock Awards” column of the Summary Compensation Table and awards disclosed in the Grants of Plan-Based Awards table consist of RSAs and LTIP Units.

Recipients of time-based RSAs granted prior to 2020 are entitled to distributions paid on the underlying shares of restricted stock but only as and when the restricted shares to which the dividends or other distributions are attributable become vested. Dividends or distributions made prior to such date will be held by SmartStop and transferred to the recipient on the date that the restricted shares become vested. Recipients of time-based RSAs granted in or subsequent to 2020 are entitled to distributions paid on the underlying shares of restricted stock effective as of the effective date of the award. Recipients of performance-based RSAs will accrue distributions during the performance period, and such distributions will only be payable on the date that any such shares of restricted stock vest, based upon the performance level attained.

Recipients of time-based LTIP Units are entitled to distributions and allocations of profits and losses effective as of the effective date of the award. Recipients of performance-based LTIP Units will be entitled to receive distributions and allocations of profits and losses with respect to the performance-based LTIP Units as of the effective date of January 1 of the year of grant, in an amount equal to 10% of the distributions and allocations available on the maximum amount of LTIP Units that may be issued under an award, until the Distribution Participation Date (as defined in the partnership agreement of SmartStop OP). The remaining 90% of distributions will accrue and will be payable on the Distribution Participation Date based upon the performance level attained and number of performance-based LTIP Units that vest. Following the Distribution Participation Date, recipients will be entitled to receive the full amount of distributions and allocations of profits and losses with respect to the vested performance-based LTIP Units. LTIP Units are designed to qualify as “profits interests” in SmartStop OP for federal income tax purposes, and as a result, initially they will not be treated as economically equivalent in value to a common unit, and the issuance of LTIP Units will not be a taxable event to SmartStop OP or the recipient. If and when certain events occur pursuant to applicable tax regulations and in accordance with the partnership agreement of SmartStop OP, LTIP Units may increase in value over time and become equivalent to common units of SmartStop OP on a one-for-one basis.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding RSAs and LTIP Units held by each of SmartStop’s NEOs as of December 31, 2021. The applicable vesting provisions are described in the footnote following the table. For a description of the acceleration of vesting provisions applicable to the RSAs and LTIP Units held by SmartStop’s NEOs, please see the subsection titled “Severance Plan and Potential Payments Upon Termination or a Change of Control” below.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested(4)	Number of Unearned Shares, Units or Other Rights that Have Not Vested		Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(4)
H. Michael Schwartz	6/28/2019	58,630	(1)	$884,146	—		$—
	4/22/2020	51,568	(2)	$777,640	8,595	(5)	$129,607
	4/16/2021	111,895	(3)	$1,687,379	12,433	(7)	$187,487
Michael S. McClure	6/28/2019	30,488	(8)	$459,756	—		$—
	4/22/2020	26,815	(8)	$404,373	2,979	(5)	$44,930
James R. Barry	6/28/2019	4,690	(1)	$70,732	—		$—
	4/22/2020	4,125	(2)	$62,211	639	(6)	$9,637
	4/16/2021	9,073	(3)	$136,815	1,008	(7)	$15,202
Joe Robinson	10/1/2019	1,466	(1)	$22,104	—		$—
	4/22/2020	5,157	(2)	$77,764	799	(6)	$12,046
	4/16/2021	9,677	(3)	$145,935	1,075	(7)	$16,215
Wayne Johnson	6/28/2019	11,726	(1)	$176,829	—		$—
	4/22/2020	10,314	(2)	$155,528	1,719	(5)	$25,921
	4/16/2021	15,121	(3)	$228,024	1,680	(7)	$25,336
Michael Terjung	6/28/2019	4,690	(1)	$70,732	—		$—
	4/22/2020	4,125	(2)	$62,211	688	(5)	$10,369
	4/16/2021	9,073	(3)	$136,815	1,008	(7)	$15,202

(1)	Represents restricted stock which vests ratably over a period of four years from grant date.
(2)	Represents LTIP Units which vest ratably over a period of four years, with the first vesting occurring on December 31, 2020.
(3)	Represents LTIP Units which vest ratably over a period of four years, with the first vesting occurring on December 31, 2021.
(4)

There is no public market for SmartStop’s shares. Amount is calculated as the net asset value of a share of SmartStop Common Stock at the end of the last completed fiscal year (calculated as of June 30, 2021) multiplied by the number of shares of stock or LTIP units, as applicable.

(5)	Represents unearned performance-based LTIP units as of December 31, 2021, assuming that the threshold amount is earned. Awards shown will vest no later than March 31, 2023.
(6)	Represents unearned performance-based restricted stock as of December 31, 2021, assuming that the target amount is earned. Awards shown will vest no later than March 31, 2023.
(7)	Represents unearned performance-based LTIP units as of December 31, 2021, assuming that the threshold amount is earned. Awards shown will vest no later than March 31, 2024.
(8)	Pursuant to the Executive Transition Services Agreement between the Company and Mr. McClure, such restricted stock and LTIP units vest on April 15, 2022 upon the completion of the transition period.

Option Exercises and Stock Vested

The following table summarizes vesting of stock applicable to SmartStop’s NEOs during the year ended December 31, 2021. None of the NEOs held any options during 2021:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
H. Michael Schwartz	92,397	$1,393,353
Michael S. McClure	28,651	$432,065
James R. Barry	7,432	$112,076
Joe Robinson	6,537	$98,579
Wayne Johnson	16,060	$242,187
Michael Terjung	7,432	$112,076

(1)	Amount is calculated as the net asset value of a share (calculated as of June 30, 2021) of SmartStop Common Stock multiplied by the number of shares of stock that vested.

Severance Plan and Potential Payments Upon Termination or a Change of Control

On June 28, 2019, SmartStop’s Compensation Committee adopted and approved the SmartStop Severance Plan and designated certain of SmartStop’s executives, including its NEOs, as participants (each, a “Participant” and together, the “Participants”) in the SmartStop Severance Plan. Assuming a termination of employment occurred on December 31, 2021 and a price per share of SmartStop Common Stock on the date of termination of $15.08 (the estimated net asset value per share of SmartStop Class A Common Stock as of the end of the last completed fiscal year, calculated as of June 30, 2021), the amount of compensation that would have been payable to each NEO in each situation is listed in the table below. The amounts shown in the table below are for illustrative purposes only. Actual amounts that would be paid on any termination of employment can only be determined at the time of any actual separation from SmartStop.

	Estimated Potential Payments Upon Termination
Name	Severance Payment(1)	Healthcare Continuation Coverage(2)	Equity Awards Subject to Vesting(3)		Other Compensation(4)		Total(9)
H. Michael Schwartz
• Without Cause or For Good Reason	$2,897,969	$—	$1,988,953	(5)	$60,096		$4,947,018
• Following Change of Control	$4,346,954	$—	$3,944,766	(6)	$60,096		$8,351,816
• Death or Disability (7)	$961,875	—	$3,944,766		$260,096	(8)	$5,166,737
• Cause or Resignation	—	—	—		$60,096		$60,096

Michael S. McClure
• Without Cause or For Good Reason	—	—	—		—		—
• Following Change of Control	—	—	—		—		—
• Death or Disability(7)	—	—	—		—		—
• Cause or Resignation	—	—	—		—		—

James R. Barry
• Without Cause or For Good Reason	$434,238	$16,762	$158,044	(5)	$22,119		$631,163
• Following Change of Control	$868,475	$33,525	$315,725	(6)	$22,119		$1,239,844
• Death or Disability(7)	$200,000	—	$315,725		$22,119		$537,844
• Cause or Resignation	—	—	—		$22,119		$22,119

	Estimated Potential Payments Upon Termination
Name	Severance Payment(1)	Healthcare Continuation Coverage(2)	Equity Awards Subject to Vesting(3)		Other Compensation(4)	Total(9)
Joe Robinson
• Without Cause or For Good Reason	$557,988	$31,738	$152,322	(5)	$23,300	$765,348
• Following Change of Control	$1,115,975	$63,475	$299,547	(6)	$23,300	$1,502,297
• Death or Disability(7)	$235,000	—	$299,547		$23,300	$557,847
• Cause or Resignation	—	—	—		$23,300	$23,300

Wayne Johnson
• Without Cause or For Good Reason	$608,204	$25,143	$345,092	(5)	$21,107	$999,546
• Following Change of Control	$810,938	$33,525	$663,286	(6)	$21,107	$1,528,856
• Death or Disability(7)	$196,000	—	$663,286		$21,107	$880,393
• Cause or Resignation	—	—	—		$21,107	$21,107

Michael Terjung
• Without Cause or For Good Reason	$573,750	$47,467	$159,995	(5)	$23,785	$804,997
• Following Change of Control	$765,000	$63,289	$317,676	(6)	$23,785	$1,169,750
• Death or Disability(7)	$165,000	—	$317,676		$23,785	$506,461
• Cause or Resignation	—	—	—		$23,785	$23,785

(1)

The Severance Payment will be due in the event that the NEO’s employment is terminated (i) by the NEO for Good Reason or (ii) by SmartStop or any of its subsidiaries without Cause. The Severance Payment is based upon a multiple of the sum of such NEO’s (i) highest annual salary within the prior two years and (ii) the average annual cash performance bonus earned for the prior three years. The multiple is equal to 2.0x for the Executive Chairman and the Chief Executive Officer, 1.5x for the Chief Investment Officer and Chief Accounting Officer and 1.0x for all other executive officers. Such Severance Payments are paid in equal installments over an annual period equal to the multiple (i.e., 2 years, 1.5 years, 1 year). If a NEO is terminated without Cause or resigns for Good Reason and this occurs during the 12-month period following a Change of Control, then the multiple increases to 3.0x for the Executive Chairman and the Chief Executive Officer and 2.0x for all other executive officers, and such Severance Payment is paid in a lump sum. All cash bonuses reflected in the above table have been annualized for the full year.

(2)

Represents the cost of medical insurance coverage for each NEO at the same annual level as in effect immediately preceding December 31, 2021 for a period of time equal to the applicable multiple set forth in footnote 1, above. Such amounts are paid in equal installments over an annual period equal to the respective severance multiple (i.e., 2 years, 1.5 years, 1 year). A lesser amount may be due if the NEO becomes eligible to receive healthcare coverage from a subsequent employer.

(3)

For purposes of this table, the market value per restricted share and LTIP Unit is assumed to be $15.08 (the estimated net asset value per share of SmartStop Class A Common Stock as of the end of the last completed fiscal year, calculated as of June 30, 2021).

(4)	Consists of accrued and unused paid time off, pursuant to the definition of “Accrued Obligations” contained in the SmartStop Severance Plan.
(5)

With respect to the treatment of equity awards upon termination not involving a Change of Control: (i) any unvested time-based equity awards that would have otherwise vested over the 12-month period following the date of termination will immediately vest; and (ii) any unvested performance-based equity awards that remain outstanding on the date of termination shall remain outstanding and eligible to be earned following the completion of the performance period based on achievement of performance goals, vesting pro rata if such award becomes earned based on days employed during the performance period. For such performance-based awards, the table above assumes the achievement of all performance goals at target.

(6)

With respect to the treatment of equity awards in the case of termination following a Change of Control: (i) all unvested time-based equity awards vest and become exercisable immediately prior to the Change of Control; and (ii) any performance-based awards that were assumed in connection with the Change of Control and remain unvested on a termination date that occurs within 12 months following the Change of Control shall (a) to the extent only subject to time-based vesting as of the termination date, immediately vest on the termination date, or (b) to the extent subject to performance-based vesting as of the termination date, remain outstanding and eligible to be earned following completion of the performance period based on achievement of performance goals, and to the extent earned (if at all) shall vest on a pro rata basis based on days employed during the performance period through the termination date. The table above assumes that all performance-based awards were assumed and all performance goals were achieved at target.
(7)

In the event of a termination due to death or disability, such NEO is entitled to: (i) a pro rata portion of his annual cash performance bonus, as determined by the Compensation Committee based on actual performance for the performance period and number of days employed during such period, (ii) the immediate vesting of all unvested time-based equity awards, and (iii) any unvested performance awards that remain outstanding on the date of termination shall remain outstanding and eligible to be earned following the completion of the performance period based on achievement of performance goals, vesting pro rata if such award becomes earned based on days employed during the performance period. The amounts herein assume the achievement of the performance components of the cash bonus, based on the actual amount achieved for 2021 and the performance-based equity awards at target.

(8)	Includes $200,000 in proceeds from a life insurance policy purchased by SmartStop, which benefits are payable to Mr. Schwartz’s beneficiary upon his death.
(9)

A NEO will not be entitled to receive any of these payments or benefits, other than the Accrued Obligations, unless the NEO has entered into a general release in favor of SmartStop and its affiliates, and the NEO will be entitled to receive such payments or benefits only so long as such NEO has not materially breached any of the provisions of the general release or the non-competition, non-solicitation, non-disclosure, non-disparagement and other similar restrictive covenants set forth in the NEO’s letter agreement entered into pursuant to the SmartStop Severance Plan, which contains various obligations by the NEO to SmartStop such as (a) a confidentiality covenant that extends indefinitely, (b) a non-compete provision while the executive is employed by SmartStop, (c) certain employee, investor and customer non-solicitation covenants that extend during the executive’s employment and for a period of time after separation (18 months for Executive Chairman, CEO, or President, 12 months for Chief Investment Officer or Chief Accounting Officer, or 9 months for all other NEOs), and (d) a non-disparagement provision.

The terms “Cause,” “Good Reason,” and “Change of Control” have the following definitions as set forth in the SmartStop Severance Plan:

•

“Cause” is generally defined to mean: (i) willful fraud or material dishonesty in the performance of the executive’s duties; (ii) deliberate or intentional failure by the executive to substantially perform his duties (other than due to incapacity) after a written notice is delivered describing such failures; (iii) willful misconduct by the executive that is materially detrimental to the reputation, goodwill or business operations of SmartStop or its affiliates; (iv) willful disclosure of SmartStop’s confidential information or trade secrets; (v) a breach of any restrictive covenants contained within the Participant’s letter agreement entered into pursuant to the SmartStop Severance Plan, which contains various obligations by the executive to SmartStop such as (a) a confidentiality covenant that extends indefinitely, (b) a non-compete provision while the executive is employed by SmartStop, (c) certain employee, investor and customer non-solicitation covenants that extend during the executives employment and for a period of time after separation (18 months for Executive Chairman, CEO, or President, 12 months for Chief Investment Officer or Chief Accounting Officer, or 9 months for all other NEOs), and (d) a non-disparagement provision; or (vi) the conviction of, or a plea of no contest to a charge of, a felony or crime of moral turpitude.

•

“Good Reason” is generally defined to mean, without the Participant’s consent: (i) a material diminution of base salary, target bonus, target annual equity compensation opportunity, or other annual incentive opportunity; (ii) a material reduction in authority, title, duties or responsibilities; (iii) relocation of principal place of employment greater than thirty (30) miles; or (iv) failure of any successor to SmartStop following a Change of Control to assume the SmartStop Severance Plan and its obligations.

•

“Change of Control” is generally defined to mean: (i) any person acquiring securities of SmartStop representing at least 50% of the voting power; (ii) certain mergers (unless SmartStop stockholders continue to own at least 50% of the combined voting power of the resulting entity at the time of the merger); (iii) a change in the majority of SmartStop’s board of directors during any 12-month period that is not approved by a majority of directors; (iv) a sale of all or substantially all of SmartStop’s assets; or (v) adoption of a plan of liquidation.

The SmartStop Severance Plan provides the following payments upon the occurrence of a Change of Control:

•	All unvested time-based equity awards vest and become exercisable immediately prior to the Change of Control; and

•

All unvested performance-based equity awards that are not continued or assumed by the successor entity in connection with the Change of Control vest and become exercisable immediately prior to the Change of Control based on actual achievement of the applicable performance goals through the date of the Change of Control, as determined in the sole discretion of the Compensation Committee.

Estimated Potential Payments Upon Change of Control(1)
Name	Time-Based Equity Awards	Performance-Based Equity Awards
H. Michael Schwartz	$3,349,166	$595,600
Michael S. McClure	$—	$—
James R. Barry	$269,757	$45,968
Joe Robinson	$245,803	$53,743
Wayne Johnson	$560,382	$102,905
Michael Terjung	$269,757	$47,918

(1)

This table assumes a change of control as of December 31, 2021 and a price per share of SmartStop Common Stock of $15.08 (the estimated net asset value per share of SmartStop Class A Common Stock as of the end of the last completed fiscal year, calculated as of June 30, 2021). This table also assumes that (i) no performance-based awards were continued or assumed by the successor entity in connection with the Change of Control, and (ii) all applicable performance goals were achieved at target.

CEO Pay Ratio

Pursuant to the rules of the Securities and Exchange Commission (“SEC”), we are disclosing the ratio of the annual total compensation of our Chief Executive Officer, which as of December 31, 2021 was H. Michael Schwartz, to the annual total compensation of our median employee.

To identify our median employee, we examined annual total compensation consisting of all cash compensation, including bonus for all of our employees for 2021. We did not make any assumptions, adjustments (including cost of living adjustments), or estimates with respect to such total compensation, and we did not annualize the compensation for any full-time employees who were not employed by us for all of 2021.

The 2021 annual total compensation for our median employee as determined based on SEC rules was $30,946. The 2021 annual total compensation for our Chief Executive Officer as determined based on SEC rules was $3,454,270. Based on this information, the ratio of our Chief Executive Officer’s annual total compensation to our median employee’s annual total compensation for fiscal year 2021 is 112 to 1.

Director Compensation for the Year Ended December 31, 2021

Summary

The following table provides a summary of the compensation earned by or paid to our directors for the year ended December 31, 2021:

Name	Fees Earned or Paid in Cash		Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation(2)	Total
H. Michael Schwartz	$—		$—	$—	$—	$—	$327	$327
Paula M. Mathews	$161,000	(3)	$60,000	$—	$—	$—	$393	$221,393
Timothy S. Morris	$255,000	(4)	$60,000	$—	$—	$—	$982	$315,982
David J. Mueller	$255,000	(4)	$60,000	$—	$—	$—	$638	$315,638
Harold “Skip” Perry	$255,000	(4)	$60,000	$—	$—	$—	$310	$315,310

(1)	This column represents the full grant date fair value in accordance with FASB ASC Topic 718.
(2)	Represents payment of life insurance premiums covering each of the members of the board of directors for the benefit of such director’s beneficiaries.
(3)	Amount includes $102,000 in fees paid to Ms. Mathews as a consultant to the Company with respect to its insurance policies, claims and insurance broker relationships.
(4)	Amount includes total fees earned or paid during the year ended December 31, 2021.

Terms of Director Compensation

Each of our non-employee directors is entitled to a cash retainer of $50,000 per year and an award of restricted stock with a market value of $60,000, which vests one year from the date of the director’s re-election, for membership on the board of directors. In addition, the chairpersons of the Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee receive an annual retainer of $15,000 for such chairperson position, and the other members of each such committee receive an annual retainer of $7,500 for membership on each committee. In the event that the board of directors or any committee thereof meets more than six times per year, a per meeting fee of $1,500 will be paid thereafter. Membership on our committees is comprised solely of independent directors. In addition, during the year ended December 31, 2021, members of the Nominating and Corporate Governance Committee formed a special committee for the purpose of evaluating strategic transactions. The Nominating and Corporate Governance Committee established the compensation for such committee, with each member thereof receiving a total of $145,000 in cash retainers, and per-meeting fees totaling $16,500.

Employee and Director Long-Term Incentive Plan Awards to Independent Directors

The Equity Incentive Plan was approved and adopted prior to the commencement of our public offering (the “Offering”). The purpose of the Equity Incentive Plan is to (1) provide incentives to individuals who are granted awards because of their ability to improve our operations and/or increase our profits; (2) encourage selected persons to accept or continue employment or other service relationship with us or with our affiliates, determined in accordance with the Equity Incentive Plan; and (3) increase the interest of our directors in our success through their participation in the growth in value of our stock. Pursuant to the Equity Incentive Plan, we may issue options, stock appreciation rights, distribution equivalent rights and other equity-based awards, including, but not limited to, restricted stock.

The total number of shares of our Class A common stock authorized and reserved for issuance under the Equity Incentive Plan is equal to 10% of the outstanding shares of our Class A common stock and our Class T common stock at any time, net of any shares already issued under the Equity Incentive Plan, but not to exceed 10,000,000 shares in the aggregate. As of December 31, 2021, there were approximately 7.4 million shares available for issuance under the Equity Incentive Plan. The term of the Equity Incentive Plan is 10 years. Upon our earlier dissolution or liquidation, reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation, or sale of all or substantially all of our properties, the Equity Incentive Plan will terminate, and provisions will be made for the assumption by the successor corporation of the awards granted under the Equity Incentive Plan or the replacement of such awards with similar awards with respect to the stock of the successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices. Alternatively, rather than providing for the assumption of such awards, the board of directors may either (1) shorten the period during which awards are exercisable, or (2) cancel an award upon payment to the participant of an amount in cash that the Compensation Committee determines is equivalent to the fair market value of the consideration that the participant would have received if the participant exercised the award immediately prior to the effective time of the transaction.

In the event the board of directors or the Compensation Committee determines that any distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects our stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Equity Incentive Plan or with respect to an award, then the board of directors or Compensation Committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any award.

As of December 31, 2021, (i) Mr. Mueller has received a total of 28,763 shares of restricted stock, of which 21,888 shares have vested, and (ii) Messrs. Morris and Perry have each individually received a total of 27,513 shares of restricted stock of which 20,638 shares have vested and (iii) Ms. Mathews has received a total of 17,763 shares of restricted stock, of which 11,763 shares have vested.

Director Life Insurance Policies

We purchased life insurance policies covering each of the members of our board of directors for the benefit of such director’s beneficiaries. For the year ended December 31, 2021, we paid total premiums of $2,650 on such life insurance policies. Of this amount, $327 was attributed to the policy covering H. Michael Schwartz, $393 was attributed to the policy covering Paula M. Mathews, $982 was attributed to the policy covering Timothy S. Morris, $638 was attributed to the policy covering David J. Mueller, and $310 was attributed to the policy covering Harold “Skip” Perry.

Executive Officers and Directors

Included below is certain information regarding our current executive officers and directors. All of our directors, including our three independent directors, have been nominated for re-election at the 2022 annual meeting of stockholders. All of our executive officers serve at the pleasure of our board of directors.

Name	Age	Position(s)
H. Michael Schwartz	55	Chairman of the Board of Directors and Chief Executive Officer
Wayne Johnson	64	President and Chief Investment Officer
Joe Robinson	48	Chief Operations Officer
James R. Barry	33	Chief Financial Officer and Treasurer
Michael O. Terjung	45	Chief Accounting Officer
Nicholas M. Look	39	General Counsel and Secretary
Gerald Valle	53	Senior Vice President – Self Storage Operations
Paula Mathews	70	Director
Timothy S. Morris	61	Independent Director
David J. Mueller	69	Independent Director
Harold “Skip” Perry	75	Independent Director

H. Michael Schwartz. Mr. Schwartz is the Chairman of our board of directors and our Chief Executive Officer. Mr. Schwartz has been an officer and director since our initial formation in January 2013; he served as our Chief Executive Officer from January 2013 to June 2019, our Executive Chairman from June 2019 to April 2021, and again as our Chief Executive Officer starting in April 2021. Mr. Schwartz is also the Chief Executive Officer of SmartStop Asset Management, LLC (“SAM”), our former sponsor. He also serves as Chief Executive Officer, President and Chairman of the board of directors of each of the following self storage REITs sponsored by a subsidiary of the Company: Strategic Storage Growth Trust II, Inc. (“SSGT II”) and Strategic Storage Trust VI, Inc. (“SST VI”). In addition, Mr. Schwartz serves as Chairman of the Board of Strategic Student & Senior Housing Trust, Inc. (“SSSHT”), a public non-traded student and senior housing REIT sponsored by SAM. Previously, Mr. Schwartz served as Chief Executive Officer and Chairman of the board of directors of each of Strategic Storage Growth Trust, Inc. (“SSGT”) and Strategic Storage Trust IV, Inc. (“SST IV”), each a public non-traded self storage REIT. We acquired each of SSGT and SST IV by way of a merger into subsidiaries of ours on January 24, 2019 and March 17, 2021, respectively. Mr. Schwartz also served as Chief Executive Officer, President, and Chairman of the board of directors of SmartStop Self Storage, Inc., our former sponsor, from August 2007 until the merger of SmartStop Self Storage, Inc. with Extra Space Storage, Inc. (“Extra Space”) on October 1, 2015. Since February 2008, Mr. Schwartz has also served as Chief Executive Officer and President of Strategic Storage Holdings, LLC (“SSH”). Prior to this time, Mr. Schwartz held various roles in the real estate and financial services industries, which includes more than 30 years of real estate, securities and corporate financial management experience. Mr. Schwartz holds a B.S. in Business Administration with an emphasis in Finance from the University of Southern California.

Wayne Johnson. Mr. Johnson is our President and Chief Investment Officer. He has served as one of our executive officers since our initial formation in January 2013. Since June 2015, he has served as our Chief Investment Officer, and since June 2019 he has also served as our President. In addition, Mr. Johnson serves as the Chief Investment Officer of SSGT II and SST VI. Mr. Johnson also served in various roles at SSGT and SST IV, including most recently as Chief Investment Officer until their respective mergers with us on January 24, 2019 and March 17, 2021, respectively. Mr. Johnson served as Senior Vice President – Acquisitions for SmartStop Self Storage, Inc. from August 2007 until January 2015 when he was elected Chief Investment Officer until the merger of SmartStop Self Storage, Inc. with Extra Space on October 1, 2015. Prior to joining Strategic Capital Holdings, LLC, Mr. Johnson was involved in all aspects of commercial development and leasing, including office, office warehouse, retail and self storage facilities. During such time, Mr. Johnson developed, managed and operated 14 self storage facilities in excess of one million square feet. Mr. Johnson served on the board and is the past President of the Texas Self Storage Association (TSSA), which is the trade organization for self storage development, ownership and management with approximately 3,800 members consisting of storage owners, developers, operators and vendors throughout Texas. Mr. Johnson entered the commercial real estate business in 1979 after graduating from Southern Methodist University with a B.B.A. in Finance and Real Estate.

Joe Robinson. Mr. Robinson is our Chief Operations Officer, a position he has held since October 2019. Prior to joining SmartStop, Mr. Robinson served as Chief Marketing Officer and Executive Vice President of Simply Self Storage Management LLC from April 2016 until September 2019. At Simply, Mr. Robinson led various functions including all marketing, pricing, information technology, and training. From 2010 to 2016, Mr. Robinson served in several pricing and marketing capacities at Extra Space. Most recently, he was Vice President, Marketing where he led revenue management, data analytics, and the call center. Prior to that, Mr. Robinson served as Director of Revenue Management, where he led the development of multiple industry first centralized pricing models for self storage. Mr. Robinson is a respected authority on Revenue Management in the self storage industry. He has delivered multiple speaking engagements on pricing and has had multiple articles distributed in several industry trade publications. Mr. Robinson holds a B.S. in Computer Science with a Business Minor from Brigham Young University, and a Masters of Business Administration from Rice University.

James R. Barry. Mr. Barry is our Chief Financial Officer and Treasurer, positions he has held since June 2019. Mr. Barry also serves as Chief Financial Officer and Treasurer of the advisors and property managers of our sponsored real estate programs. Mr. Barry served as our Senior Vice President – Finance from August 2018 to June 2019. Prior to being our Senior Vice President – Finance, Mr. Barry served in various positions for SAM, including Senior Vice President – Finance from August 2018 to July 2019 and Director of Finance from October 2015 to August 2018. From 2012 to 2015, Mr. Barry held the title of Financial Analyst, and was highly involved in the negotiations, calculations, and communications for the merger of SmartStop Self Storage, Inc. with Extra Space on October 1, 2015. From 2009 to 2012, Mr. Barry served as a Corporate Accountant and Senior Financial Analyst at Thompson National Properties, LLC, a sponsor of commercial real estate offerings. From 2007 to 2009, Mr. Barry worked in various accounting functions at Grubb & Ellis Co. Mr. Barry holds a B.S. in Business Administration with an emphasis in Finance from California State University, Fullerton, and a Masters of Business Administration with an emphasis in Finance from Chapman University, where he graduated with honors.

Michael O. Terjung. Mr. Terjung is our Chief Accounting Officer, a position he has held since June 2019. From January 2017 until December 2019, Mr. Terjung served as the Chief Financial Officer and Treasurer for SSSHT and its related advisor and property management entities. Mr. Terjung was also the Chief Financial Officer and Treasurer of SSGT until that company merged with and into a wholly-owned subsidiary of SST II in January 2019. Mr. Terjung was Chief Financial Officer and Treasurer of SSGT II from July 2018 until June 2019. Mr. Terjung has served as the Chief Financial Officer and Treasurer of SAM since January 2017. Previously, from October 2015 to January 2017, Mr. Terjung served as a Controller for SAM. He also served as the Controller of SmartStop Self Storage, Inc. from September 2014 until its merger with Extra Space on October 1, 2015 and served as a Controller of SSH assigned to SmartStop Self Storage, Inc. from September 2009 to September 2014. From July 2004 to September 2009, Mr. Terjung held various positions with NYSE listed Fleetwood Enterprises, Inc., including Corporate Controller responsible for financial reporting and corporate accounting. Mr. Terjung gained public accounting and auditing experience while employed with PricewaterhouseCoopers LLP and Arthur Andersen LLP from September 2000 to July 2004, where he worked on the audits of a variety of both public and private entities, registration statements and public offerings. Mr. Terjung is a Certified Public Accountant, licensed in California, and graduated cum laude with a B.S.B.A. degree from California State University, Fullerton.

Nicholas M. Look. Mr. Look is our General Counsel and Secretary, positions he has held since June 2019. In addition, Mr. Look has served as the Secretary of SSGT II since June 2019 and the Secretary of SST VI since its formation. Mr. Look also served as the Secretary of SST IV, a position he held from June 2019 until its merger with us in March 2021. Mr. Look was previously Senior Corporate Counsel of SAM, a position he held from June 2017 until June 2019. From September 2017 to June 2019, Mr. Look served as Assistant Secretary of SSSHT. Prior to that, Mr. Look worked with the law firms of K&L Gates LLP, from April 2014 to June 2017, and Latham & Watkins LLP, from October 2010 to April 2014, where he served as corporate counsel to a variety of public and private companies, and where his practice focused on securities matters, capital markets transactions, mergers and acquisitions and general corporate governance and compliance. Mr. Look holds a B.S. in Computer Science from the University of California, Irvine and a J.D. from the Pepperdine University School of Law. He is a member of the State Bar of California.

Gerald Valle. Mr. Valle has served our Senior Vice President – Self Storage Operations since June 2019. Mr. Valle also served as Senior Vice President – Operations at SAM from June 2018 to July 2019, and served as Vice President of Operations at SAM from joining SAM in 2017 to June 2018. Prior to joining SAM in 2017, Mr. Valle served as VP of Operations with The William Warren Group from 2012 to 2017. From 2003 to 2012, Mr. Valle held various positions with Extra Space, including nine years as Divisional VP of Operations and VP of Sales Center, where he was instrumental in the creation of that company’s 100-agent sales center. Mr. Valle also worked for 15 years at Public Storage where he held multiple roles ranging from District Manager to Regional VP of Operations.

Paula Mathews. Ms. Mathews has been a member of our board of directors since January 2016. Previously, Ms. Mathews served as our Secretary and an Executive Vice President from our formation until June 2018. Ms. Mathews also served as Executive Vice President of our former external advisor from January 2013 until June 2018. She previously served as an Executive Vice President of SSSHT until April 2020 and as Secretary of SSSHT until June 2018. In addition, she served as an Executive Vice President and Secretary of SSGT and SST IV until June 2018. Ms. Mathews is an Executive Vice President of SAM. Ms. Mathews served as an Executive Vice President and Assistant Secretary for SmartStop Self Storage, Inc., positions she held from August 2007 and June 2011, respectively, until the merger of SmartStop Self Storage, Inc. with Extra Space on October 1, 2015. Since January 2008, Ms. Mathews has also served as Secretary for SSH. Since 2005, she has also served as Vice President – Commercial Operations for Strategic Capital Holdings, LLC. Prior to joining Strategic Capital Holdings, LLC, Ms. Mathews was a private consultant from 2003 to 2005 providing due diligence services on the acquisition and disposition of assets for real estate firms. Prior to that, Ms. Mathews held senior level executive positions with several pension investment advisors, including the following: a real estate company specializing in 1031 transactions from 2002 to 2003 where she was the Director of Operations; KBS Realty Advisors from 1995 to 2001 where she was responsible for the management of $600 million in “value added” commercial assets in seven states; TCW Realty Advisors (now CBRE Investors) from 1985 to 1992 as a Senior Vice President where her focus was retail assets within closed end equity funds; and PMRealty Advisors from 1983 to 1985 in a portfolio management role. She began her real estate career in 1977 with The Irvine Company, the largest land holder in Orange County, California, where she held several positions within the Commercial/Industrial Division structuring industrial build-to-suits, ground leases and land sales. Ms. Mathews holds a B.S. degree from the University of North Carolina, Chapel Hill.

Timothy S. Morris. Mr. Morris is one of our independent directors and is a member and Chairman of the Compensation Committee and a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Morris previously served as an independent director of SmartStop Self Storage, Inc. from February 2008 until the merger of SmartStop Self Storage, Inc. with Extra Space on October 1, 2015. Mr. Morris has more than 30 years of financial and management experience with several international organizations. In 2008, Mr. Morris founded AMDG Worldwide Ltd., a consultancy business for the philanthropic sector. Through this entity, Mr. Morris continues to serve an eclectic range of philanthropic clients. From March 2019 until July 2021, Mr. Morris served as the finance director of the English-Speaking Union, a global charity which helps underprivileged children with speaking and listening skills. From 2014 to 2017, Mr. Morris assumed a part-time executive position as finance director of Tomorrow’s Company, a London-based global think tank focusing on business leadership. From June 2007 to April 2008, Mr. Morris was the Chief Financial Officer for Geneva Global, Inc., a philanthropic advisor and broker which invests funds into developing countries. Prior to joining Geneva Global, Inc., from 2002 to 2007, Mr. Morris was the director of corporate services for Care International UK Ltd., where he was responsible for the finance, internal audit, risk management, human resources, legal insurance and information technology functions during the financial turnaround of that organization. From 2000 to 2002, Mr. Morris was the Controller for Royal Society Mencap, a learning disability charity. From 1996 to 1999, Mr. Morris was the head of global management reporting for Adidas Group AG in Germany and was later the International Controller for Taylor Made Golf Company, Inc., in Carlsbad, California, a subsidiary of Adidas Group AG. Prior to 1996, Mr. Morris held various management and senior finance roles within organizations such as the International Leisure Group, Halliburton/KBR and the Bank for International Settlements in Basel, Switzerland. Mr. Morris has his Bachelor of Science in Economics from Bristol University in the United Kingdom, his MBA from the Cranfield School of Management in the United Kingdom, and he is a Chartered Management Accountant (CIMA, CGMA).

David J. Mueller. Mr. Mueller is one of our independent directors and is a member and Chairman of the Audit Committee and a member of the Compensation Committee and Nominating and Corporate Governance Committee. Mr. Mueller has more than 35 years of financial management experience with several firms in the financial services industry. In June 2009, Mr. Mueller founded his own CPA firm, specializing in consulting, audit, and tax services for small businesses and non-profits, where he continues to serve as Managing Partner. From June 2001 to May 2009, he worked for Manulife Financial Corporation, serving in several capacities including Controller of Annuities and Chief Financial Officer of Distribution for Manulife Wood Logan, where he was heavily involved in the company’s due diligence and subsequent integration with John Hancock Financial Services. Prior to his time with Manulife Financial Corporation, Mr. Mueller served as Chief Financial Officer of Allmerica Financial Services, the insurance and investment arm of Allmerica Financial Corporation. He began his career in the Boston office of Coopers and Lybrand, specializing in financial services, real estate, and non-profits. Mr. Mueller is a CPA and graduated from the University of Wisconsin-Green Bay with a degree in Finance.

Harold “Skip” Perry. Mr. Perry is one of our independent directors and is a member and Chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee and Compensation Committee. Mr. Perry previously served as one of our independent directors from October 2013 until June 2014 and served as an independent director of SmartStop Self Storage, Inc. from February 2008 until the merger of SmartStop Self Storage, Inc. with Extra Space on October 1, 2015. Mr. Perry has over 40 years of financial accounting, management and consulting experience for domestic and international organizations in the real estate industry. He is currently the Executive Managing Director of Real Globe Advisors, LLC, a commercial real estate advisory firm which he founded. Mr. Perry also held the same position with Real Globe Advisors, LLC from July 2007 to June 2009. From June 2009 to March 2011, he was the Managing Director of Alvarez & Marsal Real Estate Advisory Services. From 1995 to June 2007, Mr. Perry was a national partner in Ernst & Young LLP’s Transactional Real Estate Advisory Services Group and held a number of leadership positions within Ernst & Young. While at Ernst & Young, he handled complex acquisition and disposition due diligence matters for private equity funds and corporate clients, complex real estate portfolio optimization studies, and monetization strategies within the capital markets arena, including valuation of self storage facilities. Prior to 1995, Mr. Perry headed the Real Estate Consulting Practice of the Chicago office of Kenneth Leventhal & Co. Prior to his time with Kenneth Leventhal & Co., Mr. Perry was a senior principal with Pannell Kerr Forester, a national accounting and consulting firm specializing in the hospitality industry. He is a CPA and holds an MAI designation with the Appraisal Institute and a CRE designation with the Counselors of Real Estate. He graduated with a Bachelor of Arts in Russian and Economics from the University of Illinois, and has a Masters of Business Administration with a concentration in finance from Loyola University in Illinois.

STOCK OWNERSHIP

Beneficial Ownership of the Company’s Stock

The following table sets forth, as of March 29, 2022, the amount of our common stock and units of limited partnership in our Operating Partnership beneficially owned by: (1) any person who is known by us to be the beneficial owner of more than 5% of any class of the outstanding shares of our common stock; (2) each of our directors; (3) each of our executive officers; and (4) our directors and executive officers as a group. There were a total of approximately 96 million shares of common stock issued and outstanding as of March 29, 2022.

Name and Address(1) of Beneficial Owner(2)	Number of Shares of Common Stock Beneficially Owned		Number of OP Units		Total	Percentage of All Shares of Common Stock and OP Units
H. Michael Schwartz, Chairman of the Board of Directors and Chief Executive Officer	541,854	(4)	8,625,586	(5)	9,167,440	9.58%
Wayne Johnson, President and Chief Investment Officer	11,726		510,417		522,143	*
Joe Robinson, Chief Operations Officer	1,466		8,383		9,849	*
James Barry, Chief Financial Officer and Treasurer	4,690		130,916		135,606	*
Michael O. Terjung, Chief Accounting Officer	4,690		130,916		135,606	*
Nicholas M. Look, General Counsel and Secretary	2,346		53,585		55,931	*
Gerald Valle, SVP – Self Storage Operations	3,518		5,110		8,628	*
Paula Mathews, Director	22,610		—	(6)	22,610	*
Timothy S. Morris, Independent Director	23,765		—		23,765	*
David J. Mueller, Independent Director	21,888		—		21,888	*
Harold “Skip” Perry, Independent Director	23,765		—		23,765	*

All directors and executive officers as a group	662,318		9,464,913		10,127,231	10.58%

*	Represents less than 1% of our outstanding common stock as of March 29, 2022.
(1)	The address of each beneficial owner is 10 Terrace Road, Ladera Ranch, California 92694.
(2)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following March 29, 2022. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)

Based on approximately 96 million shares of common stock outstanding, which includes restricted stock and LTIP units of our Operating Partnership that will vest within 60 days following March 29, 2022. Operating partnership units of our Operating Partnership may be redeemed for cash, or at the Company’s option, an equal number of shares of common stock, subject to certain restrictions. Once vested, LTIP units are convertible into common units of our Operating Partnership. This table assumes conversion of such LTIP units and issuance of shares of common stock in exchange for operating partnership units of our Operating Partnership. SmartStop OP Holdings, LLC is indirectly owned and controlled by Mr. Schwartz.

(4)	Includes 100 Class A shares owned by SmartStop OP Holdings, LLC, and 483,124 Class A shares owned by Strategic 1031, LLC, which are indirectly owned and controlled by Mr. Schwartz.
(5)

Includes 8,150,547 Operating Partnership units owned by SmartStop OP Holdings, LLC, 73 units owned by SS Toronto REIT Advisors, Inc., and 386,100 units owned by SS Growth Advisor, LLC, which are indirectly owned and controlled by Mr. Schwartz. This table does not include 345,802 operating partnership units held by SmartStop OP Holdings, LLC which are precluded from being converted into shares until March 29, 2023.

(6)	This table does not include 108,672 operating partnership units held by Paula Mathews which are precluded from being converted into shares until March 29, 2023.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

Certain of our executive officers and two of our directors hold ownership interests in and/or are officers of SAM, our Former Dealer Manager (as defined below), and other affiliated entities. Accordingly, any agreements or transactions we have entered into with such entities may present a conflict of interest. For example, in the past, we have been a party to and are currently a party to agreements giving rise to material transactions between us and our affiliates, including our Dealer Manager Agreement, our Transfer Agent Agreement, and an

Administrative Services Agreement. Our independent directors reviewed and approved the material transactions between us and our affiliates arising out of these agreements. Set forth below is a description of the relevant transactions with our affiliates.

Dealer Manager Agreement

SAM indirectly owns a 15% beneficial non-voting equity interest in Select Capital Corporation, our dealer manager (our “Former Dealer Manager”). Our Former Dealer Manager served as our dealer manager pursuant to our Dealer Manager Agreement. The Dealer Manager Agreement terminated upon the termination of our Offering. Pursuant to our Dealer Manager Agreement, our Former Dealer Manager continued to receive an ongoing stockholder servicing fee that was payable monthly and accrued daily in an amount equal to 1/365th of 1% of the purchase price per Class T share sold in the primary offering portion of the Offering (the “Primary Offering”). However, our Former Dealer Manager was no longer entitled to such stockholder servicing fee after March 31, 2022.

Our Former Dealer Manager entered into participating dealer agreements with certain other broker-dealers authorizing them to sell our shares. Our Former Dealer Manager generally re-allows 100% of the stockholder servicing fee to participating broker-dealers, provided, however, that our Former Dealer Manager does not re-allow the stockholder servicing fee to any registered representative of a participating broker-dealer if such registered representative ceases to serve as the representative for an investor in our Offering.

Transfer Agent Agreement

SAM is the manager and sole member of Strategic Transfer Agent Services, LLC (our “Transfer Agent”). Pursuant to our Transfer Agent Agreement, which was approved by a majority of our independent directors, our Transfer Agent provides transfer agent and registrar services to us. These services are substantially similar to what a third party transfer agent would provide in the ordinary course of performing its functions as a transfer agent, including, but not limited to: providing customer service to our stockholders, processing the distributions and any servicing fees with respect to our shares, and issuing regular reports to our stockholders. Our Transfer Agent may retain and supervise third party vendors in its efforts to administer certain services. Our Transfer Agent conducts transfer agent and registrar services for other non-traded REITs sponsored by us and by SAM.

The initial term of the Transfer Agent Agreement is three years, which term will be automatically renewed for one year successive terms, but either party may terminate the Transfer Agent Agreement upon 90 days’ prior written notice. In the event that we terminate the Transfer Agent Agreement, other than for cause, we will pay our Transfer Agent all amounts that would have otherwise accrued during the remaining term of the Transfer Agent Agreement; provided, however, that when calculating the remaining months in the term for such purposes, such term is deemed to be a 12 month period starting from the date of the most recent annual anniversary date.

We paid our Transfer Agent a one-time setup fee. In addition, the other fees to be paid to our Transfer Agent are based on a fixed quarterly fee, one-time account setup fees, fees from investor inquiries and monthly open account fees. In addition, we will reimburse our Transfer Agent for all reasonable expenses or other changes incurred by it in connection with the provision of its services to us, and we will pay our Transfer Agent fees for any additional services we may request from time to time, in accordance with its rates then in effect. Upon the request of our Transfer Agent, we may also advance payment for substantial reasonable out-of-pocket expenditures to be incurred by it. In connection with the merger transaction, we paid our Transfer Agent a one-time fee equal to $150,000.

Potential Earn-Out

On June 28, 2019, we, along with our Operating Partnership, entered into the Self Administration Transaction with SAM and SS OP Holdings, pursuant to which, effective as of June 28, 2019, we acquired the self storage advisory, asset management, property management and certain joint venture interests of SAM, along with certain other assets of SAM. In connection with the Self Administration Transaction, SS OP Holdings was issued Class A-1 Units and Class A-2 Units of our Operating Partnership.

The Class A-1 Units are otherwise entitled to all rights and duties of the Class A limited partnership units in the Operating Partnership, including cash distributions and the allocation of any profits or losses in the Operating Partnership. The Class A-2 Units will convert into Class A-1 Units as earn-out consideration, as described below, in connection with the Self Administration Transaction. The Class A-2 Units are not entitled to cash distributions or the allocation of any profits or losses in the Operating Partnership until the Class A-2 Units are converted into Class A-1 Units.

The conversion features of the Class A-2 Units are as follows: (A) the first time the aggregate incremental AUM (as defined in the Operating Partnership Agreement) of the Operating Partnership equals or exceeds $300,000,000, one-third of the Class A-2 Units will automatically convert into Class A-1 Units (the “First Tier”), (B) the first time the incremental AUM equals or exceeds $500,000,000, an additional one-third of the Class A-2 Units will automatically convert into Class A-1 Units (the “Second Tier”), and (C) the first time the incremental AUM equals or exceeds $700,000,000, the remaining one-third of the Class A-2 Units will automatically convert into Class A-1 Units (the “Third Tier”) (each an “Earn-Out Achievement Date”). On each Earn-Out Achievement Date, the Class A-2 Units will automatically convert into Class A-1 Units based on an earn-out unit exchange ratio, which is equal to $10.66 divided by the then-current value of our Class A common stock. On October 19, 2021, the Nominating and Corporate Governance Committee and board of directors approved resolutions providing that the denominator in the calculation of the earn-out unit exchange ratio will be $10.66 (the value of the Class A common stock at the time of the Self Administration Transaction, pursuant to which the earn-out was established) until October 19, 2022. The Class A-2 Units will expire seven years following the closing date of the Self Administration Transaction. Notwithstanding the foregoing, the earn-out consideration will be earned and automatically convert in the event of an “Earn-Out Acceleration Event” (as defined in the Operating Partnership Agreement), which includes each of the following: certain change of control events (as described in the Operating Partnership Agreement), or H. Michael Schwartz being removed either as a member of the board of directors or as an executive officer of the Company for any reason other than for cause. On March 24, 2021, 1,094,434 Class A-2 Units held by SS OP Holdings converted into 1,121,795 Class A-1 Units pursuant to the achievement of the First Tier, and on March 29, 2022, 1,094,434 Class A-2 Units held by current and former affiliates and employees of SAM, were converted into 1,094,434 Class A-1 Units pursuant to the achievement of the Second Tier.

The Operating Partnership Agreement also provides for a vote on “Extraordinary Matters” which includes any merger, sale of all or substantially all of the assets, share exchange, conversion, dissolution or charter amendment, in each case where the vote of our stockholders is required under Maryland law. We, as general partner of the Operating Partnership, agreed that the consent of the Operating Partnership would be required (the “OP Consent”) in connection with any Extraordinary Matter. The OP Consent will be determined by a vote of the partners of the Operating Partnership, with our vote as a limited partner being voted in proportion to the votes cast by our stockholders on the Extraordinary Matter.

Administrative Services Agreement

On June 28, 2019, we, along with our Operating Partnership and certain other subsidiaries of ours (collectively, the “Company Parties”), entered into an Administrative Services Agreement with SAM (the “Administrative Services Agreement”), pursuant to which the Company Parties will be reimbursed for providing certain operational and administrative services to SAM which may include, without limitation, accounting and financial support, IT support, HR support, advisory services and operations support, and administrative support as set forth in the Administrative Services Agreement and SAM will be reimbursed for providing certain operational and administrative services to the Company Parties which may include, without limitation, due diligence support, marketing, fulfillment and offering support, events support, insurance support, and administrative and facilities support. SAM will receive a monthly administrative service fee for providing its services and the Company Parties will receive monthly reimbursement based on the amount of services provided under the Administrative Services Agreement. SAM will also pay the Company Parties an allocation of rent and overhead for the portion it occupies in the Ladera Office. Such agreement has a term of three years, and is subject to certain adjustments as defined in the agreement.

For the year ended December 31, 2021, we incurred fees and reimbursements payable to SAM under the Administrative Services Agreement of approximately $0.2 million. We also recorded reimbursements from SAM of approximately $0.6 million during the year ended December 31, 2021 related to services provided to SAM as well as reimbursements of rent and overhead for the portion of the Ladera Office occupied by SAM. As of December 31, 2021, a receivable of approximately $60,000 was due from SAM related to the Administrative Services Agreement.

Executive Transition Services Agreement

On February 26, 2021, we entered into an executive transition services agreement with Michael S. McClure, our former Chief Executive Officer, in connection with his retirement from the Company (The “Executive Transition Services Agreement”). Pursuant to the Executive Transition Services Agreement, Mr. McClure will provide consulting services to the Company for a twelve-month period commencing on April 15, 2021 (and subject to the early termination provisions contained in the Executive Transition Services Agreement) (the “Transition Period”), in exchange for a monthly fee of $37,500. Mr. McClure may also elect to receive reimbursement for costs of continuing group health insurance coverage. Mr. McClure’s existing time-based equity awards will continue to vest during the Transition Period and, upon successful completion of the Transition Period, any remaining outstanding unvested time-based equity awards will immediately vest in full. Mr. McClure’s existing performance-based equity awards will remain outstanding and vest on a pro rata basis at the rate of two-thirds of the amount that would have otherwise vested based on the terms of the awards and actual performance of the Company during the performance period. For the year ended December 31, 2021, Mr. McClure received an aggregate of $349,881 pursuant to the Executive Transition Services Agreement.

Fees Paid to our Affiliates

Pursuant to the terms of the agreements described above, the following table summarizes certain related party costs incurred and paid by us for the years ended December 31, 2020 and 2021, and any related amounts payable as of December 31, 2020 and 2021:

	Year Ended December 31, 2020			Year Ended December 31, 2021
	Incurred	Paid	Payable	Incurred	Paid	Payable
Expensed
Transfer Agent fees	$525,108	$489,108	$36,000	$967,341	$916,349	$86,992
Additional paid-in capital
Transfer Agent expenses	—	—	—	150,000	150,000	—
Stockholder servicing fee(1)	—	645,911	631,429	161,545	636,654	156,320
Stockholder servicing fees - SST IV (2)	—	—	—	1,155,887	814,908	340,979

Total	$525,108	$1,135,019	$667,429	$2,434,773	$2,517,911	$584,291

(1)

We paid the Former Dealer Manager an ongoing stockholder servicing fee that was payable monthly and accrued daily in an amount equal to 1/365th of 1% of the purchase price per share of the Class T Shares sold in the Primary Offering. The amount incurred during the year ended December 31, 2021 represents an adjustment to the estimated stockholder servicing fee recorded at the time of the sale of the Class T Shares, based on the then estimated cessation date (March 31, 2022) of such stockholder servicing fee.

(2)	Represents the stockholder servicing fee liability assumed in the SST IV Merger.

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON VIA WEBCAST OR NOT, WE URGE YOU TO HAVE YOUR VOTE RECORDED. STOCKHOLDERS MAY SUBMIT THEIR PROXIES VIA MAIL USING THE ENCLOSED PROXY CARD AND ENVELOPE, VIA THE INTERNET AT WWW.PROXY-DIRECT.COM OR VIA TELEPHONE AT (800) 337-3503.

YOUR VOTE IS VERY IMPORTANT AND YOUR IMMEDIATE RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE US SIGNIFICANT ADDITIONAL EXPENSES ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES.

DETAILS REGARDING THE VIRTUAL ANNUAL MEETING

The annual meeting will be held online on Wednesday, June 15, 2022, at 9:00 a.m. (PDT), via live webcast. Stockholders of record as of the close of business on March 31, 2022 will be able to attend, participate in, and vote at the annual meeting online by accessing https://meetnow.global/MWF9L96 and following the log in instructions below. Even if you plan to attend the annual meeting online, we recommend that you also authorize a proxy to vote your shares, as described herein, so that your vote will be counted if you decide not to attend the annual meeting.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the annual meeting will begin promptly at 9:00 a.m. (PDT). Online access to the audio webcast will open approximately 15 minutes prior to the start of the annual meeting to allow time for our stockholders to log in and test the computer audio system. We encourage our stockholders to access the annual meeting prior to the start time.

Log in Instructions. To attend the annual meeting, log in at https://meetnow.global/MWF9L96. Stockholders will need their unique 14-digit control number, which appears on the front of your proxy card in the shaded box. In the event that you do not have a control number, please contact Computershare as soon as possible and no later than June 13, 2022, so that you can be provided with a control number and gain access to the annual meeting.

Submitting Questions at the Annual Meeting. As part of the annual meeting, stockholders will be able to submit questions during the meeting that are pertinent to the Company and the annual meeting matters, and, time permitting, we intend to answer such questions. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

PROPOSALS ON WHICH YOU MAY VOTE

PROPOSAL 1. ELECTION OF DIRECTORS

At the annual meeting, you and the other stockholders will vote on the election of all five members of our board of directors. Each person elected will serve as a director until our 2023 annual meeting of stockholders and until his or her successor is elected and qualifies. Our board of directors has nominated the following people for re-election as directors:

•	H. Michael Schwartz

•	Paula Mathews

•	Timothy S. Morris

•	David J. Mueller

•	Harold “Skip” Perry

Each of the nominees is a current member of our board of directors. Detailed information on each nominee is provided on pages 37-40.

If any nominee becomes unable or unwilling to stand for re-election, our board of directors may designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Vote Required

Each director is elected by the affirmative vote of a plurality of all votes cast at the annual meeting, if a quorum is present. Votes are cast either in person via webcast or by proxy. There is no cumulative voting in the election of our directors. Any shares present but not voted (whether by abstention, broker non-vote, or otherwise) will not count as votes cast on this proposal, and thus will have no effect on the result of the vote on this proposal.

Recommendation

Each of the five nominees for re-election as a director will be elected at the annual meeting if a quorum is present at the annual meeting and a plurality of all votes cast at such meeting vote in favor of such director for re-election. A properly executed proxy marked “FOR ALL” will be considered a vote in favor of all nominees for re-election as director. A properly executed proxy marked “FOR ALL EXCEPT” will be considered a vote in favor of all nominees EXCEPT those nominees you specifically list in the space provided. A properly executed proxy marked “WITHHOLD ALL” will be considered a vote against all director nominees.

Our board of directors unanimously recommends a vote “FOR” each of the nominees listed for re-election as directors.

PROPOSAL 2. ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the annual meeting, you and the other stockholders will vote, on a non-binding, advisory basis, on the approval of the compensation of our named executive officers as disclosed in this proxy statement. The vote on this resolution is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers as described in this proxy statement.

As an advisory vote, this proposal is not binding on us, our board of directors, or the Compensation Committee of our board of directors. Our board of directors and the Compensation Committee value the opinions expressed by stockholders in their advisory votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding our named executive officers.

Vote Required

The advisory vote on executive compensation is approved by the affirmative vote of a majority of the votes cast on the proposal at the annual meeting, if a quorum is present. Votes are cast either in person via webcast or by proxy. Any shares present but not voted (whether by abstention, broker non-vote, or otherwise) will not count as votes cast on this proposal, and thus will have no effect on the result of the vote on this proposal.

Recommendation

Our board of directors unanimously recommends a vote “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers.

PROPOSAL 3. APPROVAL OF THE SMARTSTOP SELF STORAGE REIT, INC. 2022 LONG-TERM INCENTIVE PLAN

On March 25, 2022, following the recommendation of the Compensation Committee, our board of directors approved the SmartStop Self Storage REIT, Inc. 2022 Long-Term Incentive Plan (the “2022 Plan”), subject to the approval of our stockholders. The 2022 Plan will become effective if and when it is approved by our stockholders, and it will replace the Company’s existing Employee and Director Long-Term Incentive Plan, originally adopted in 2013 and amended to date (the “Prior Plan”). From and after the effective date of the 2022 Plan, no further awards will be made under the Prior Plan.

We believe that having an equity incentive plan in place is critical to our ability to attract, retain and motivate employees and directors in a highly competitive marketplace and to ensure that the Company’s compensation program is structured in a manner that aligns employee interests with the success of the Company. By adopting the 2022 Plan, we will be able to continue using equity awards to attract, retain and motivate employees and directors.

The following highlights key reasons why we believe stockholders should approve the 2022 Plan:

Reasonable Share Amounts Reserved for Issuance

•

We believe that the 10,000,000 shares of common stock that we requested to be reserved for issuance under the 2022 Plan is a reasonable number. Following the effective date of the 2022 Plan, no awards may be granted under the Prior Plan.

•	The 10,000,000 shares reserved for issuance is less than the number of shares of common stock reserved under the Prior Plan.

•

Awards would not have a substantial dilutive effect (issuance of all 10,000,000 shares would represent approximately 10.3% of the sum of the number of shares of common stock and units of limited partnership interest in our Operating Partnership outstanding as of the record date).

Stockholder-Friendly Plan Features

•

Liberal share recycling shall be limited to full-value awards; shares of stock tendered or withheld upon the exercise of a stock option or stock appreciation right for tax withholding, net settlement or exercise payment shall not be added back.

•	No evergreen feature providing for automatic increases.

•

We may not reprice stock options, nor exchange “underwater” stock options (i.e., options for which the exercise price is greater than the market value of the underlying common stock) for another award or cash, without stockholder approval.

Responsible Historical Grant Practices by the Company

•	Our Compensation Committee, in consultation with FPC, its compensation consultant, designs our executive compensation program to be competitive with our peers.

•	Low three-year average burn rate.

•	Performance-based equity awards (in the form of LTIP Units) for executive officers are tied to performance metrics (i.e., average three-year same store revenue growth versus our peers).

•	Time-based RSAs and LTIP Units generally vest ratably over four years for all executive officers.

Shares Available for Issuance and Outstanding Awards

Under the 2022 Plan, the number of shares of common stock to be available for issuance for new awards will be 10,000,000 shares. Following the effective date of the 2022 Plan, no awards may be granted under the Prior Plan.

Overhang as of March 29, 2022

The following table sets forth, as of March 29, 2022:

•	the number of shares of common stock subject to all outstanding unvested full value awards granted under the Prior Plan pursuant to our equity compensation program,

•	the number of shares of common stock to be available for issuance of new awards under the 2022 Plan, and

•	the total number of outstanding shares of common stock and common units in our Operating Partnership (other than common units held by SmartStop).

Overhang Detail	Status as of March 29, 2022
Unvested full value shares outstanding(1)	1,073,667
Proposed shares reserved under 2022 Plan(2)	10,000,000
Total Common Stock and Common Units outstanding(3)	96,849,357

(1)

Includes (x) 444,340 LTIP Units and 237,287 shares of restricted stock that remain subject to vesting based solely on continued employment or service and (y) 380,537 LTIP Units and 11,503 shares of restricted stock granted pursuant to 2020, 2021, and 2022 Awards, which remain subject to performance-based vesting conditions in addition to vesting conditions based on continued employment or service. The number of performance-based awards assumes the 200% maximum of target is achieved.

(2)	Upon stockholder approval of the 2022 Plan, no awards may be granted under the Prior Plan.
(3)

Includes 85,375,193 shares of common stock and 11,474,164 limited partnership units in our Operating Partnership outstanding as of March 29, 2022. Excludes 824,877 unvested LTIP Units 1,094,434 Class A-2 Units outstanding as of March 29, 2022 and limited partnership units in our Operating Partnership held by SmartStop.

Other than the foregoing and vested LTIP Units (or common units into which they were converted), no other awards pursuant to which shares of common stock were issuable under any of our existing or prior equity compensation plans, including the Prior Plan, were outstanding as of March 29, 2022.

Burn Rate

The following table sets forth information regarding historical awards granted during 2019, 2020 and 2021, and the corresponding “burn rate,” which is defined as the number of time-based, full value shares/units granted plus the number of performance-based, full-value shares/units earned in a year divided by the weighted-average number of shares of common stock and common units outstanding for that year, for each of the last three fiscal years:

Burn Rate Detail: 2019-2021

Award Type	2019	2020	2021
Time-based, full-value shares/units granted(1) (A)	251,993	286,904	300,773
Performance-based, full-value shares/units earned(2) (B)	—	—	—
Total (A+B)	251,993	286,904	300,773
Weighted-average common shares + units(3) (C)	67,437,155	68,711,436	89,457,108
Burn Rate ((A+B)/C)	0.37%	0.42%	0.34%

(1)

Time-based, full-value shares/units granted consists of all restricted stock awards, restricted stock units and LTIP Units granted during the applicable year that, upon grant, either were vested or were subject to vesting based solely on continued employment or service.

(2)

Performance-based, full-value shares/units earned consists of all LTIP Units for which performance-based vesting occurred with respect to a performance period that ended during such year even if the LTIP Units remained subject to vesting based on continued employment or service.

(3)

For each applicable year, represents the weighted-average number of shares of common stock of the Company and limited partnership units in our Operating Partnership (other than limited partnership units held by SmartStop) outstanding during the year. Because the Company is a REIT that conducts substantially all of its operations through the Operating Partnership, both shares of common stock of the Company and limited partnership units in our Operating Partnership not owned by SmartStop are included for purposes of calculating our burn rate. Each limited partnership unit in our Operating Partnership is exchangeable into shares of common stock on a one-for-one basis, subject to certain conditions.

Equity Compensation Plan Information

The following table summarizes the Company’s equity compensation plans as of December 31, 2021.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	767,001	(2)	N/A	(4)	7,366,044
Equity compensation plans not approved by security holders(3)	N/A		N/A		N/A

Total	767,001	(2)	N/A		7,366,044

(1)	See Note 11 to the Company’s December 31, 2021 financial statements for more information about the Company’s equity-based compensation.
(2)	Includes 225,698 restricted stock awards, restricted stock units and 541,303 LTIP Units outstanding as of December 31, 2021.
(3)	There are no securities available for future issuance or currently outstanding under plans not approved by the Company’s stockholders as of December 31, 2021.
(4)

The Company does not have any options outstanding as of December 31, 2021. The awards shown above are not included in the weighted-average exercise price calculation because there is no exercise price associated with such awards.

Summary of 2022 Plan

The following description of certain material features of the 2022 Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the 2022 Plan that is attached hereto as Appendix B.

Shares of Common Stock Available. The maximum number of shares of common stock to be available for issuance for new awards will 10,000,000 shares. Following the effective date of the 2022 Plan, no awards may be granted under the Prior Plan.

Shares of common stock underlying awards granted under the 2022 Plan or the Prior Plan that are forfeited, canceled or otherwise terminated (other than by exercise) will be added back to the shares of common stock available for issuance under the 2022 Plan. Additionally, with respect to full-value awards under the 2022 Plan or the Prior Plan (i.e., an award other than a stock option, stock appreciation right or partnership unit with an economic structure similar to that of a stock option or stock appreciation right), shares tendered, held back or otherwise reacquired to cover tax withholding and shares previously reserved for issuance pursuant to such an award to the extent that such shares are not issued and are no longer issuable pursuant to such an award (e.g., in the event that a full-value award that may be settled in cash or by issuance of shares of Stock is settled in cash) will be added back to the shares available for issuance under the 2022 Plan. Shares of common stock tendered or held back for taxes or to cover the exercise price of an option or stock appreciation right will not be added back to the reserved pool under the 2022 Plan. Upon the exercise of a stock appreciation right that is settled in shares of common stock, the full number of shares of common stock underlying the award will be charged to the reserved pool. In the event we repurchase shares of common stock on the open market, the shares shall not be added to the shares of common stock available for issuance under the 2022 Plan.

In addition, in connection with the acquisition of another company, the Company may assume outstanding awards granted by another company as if they had been granted under the 2022 Plan or grant awards under the 2022 Plan in substitution of such outstanding awards, in each case, to the extent the applicable award recipient is eligible to be granted such an award under the 2022 Plan. Any shares of common stock issued pursuant to such assumed or substituted awards will not reduce the number of shares authorized for grant under the 2022 Plan.

Plan Administration. The 2022 Plan may be administered by either the board of directors, the Compensation Committee, or a similar committee performing the functions of the Compensation Committee that is designated by the board of directors (in either case, the “Administrator”). The board of directors appointed the Compensation Committee as the initial Administrator. The Administrator has full power and authority, among other things, to: select the individuals to whom awards may from time to time be granted; determine the time or times of grant, and the type of award, or any combination of types of awards, granted to any one or more grantees; determine the number of shares of Stock or LTIP Units to be covered by any award; determine the specific terms and conditions of each award, subject to the provisions of the 2022 Plan, accelerate the exercisability or vesting of any award, interpret the 2022 Plan and awards granted thereunder, and otherwise administer the 2022 Plan and the awards granted thereunder. Subject to applicable law, the Administrator, in its sole discretion, may delegate to our Chief Executive Officer, all or part of the Administrator’s authority and duties with respect to the granting of awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations.

Types of Awards. The types of awards permitted under the 2022 Plan include stock options, stock appreciation rights, restricted stock unit awards, restricted stock awards, restricted stock unit awards, unrestricted stock awards, dividend equivalent rights, LTIP Units, other equity-based awards and cash-based awards. Subject to the overall limit on the number of shares that may be issued under the 2022 Plan, shares of common stock may be issued up to such maximum number pursuant to any type of award; provided that no more than 10,000,000 shares of common stock (plus, to the extent permitted by the Code, any shares added back to the 2022 Plan as described above) may be issued in the form of incentive stock options.

Eligibility. All full- or part-time employees, non-employee directors and consultants of the Company or any subsidiary as are selected from time to time by the Administrator in its sole discretion will be eligible to receive awards under the 2022 Plan. As of March 31, 2022, the record date, approximately 420 individuals would have been eligible to participate in the 2022 Plan had it been effective on such date. All persons who are eligible to receive awards form a single class under the 2022 Plan, as awards are made on a discretionary basis and the terms of the 2022 Plan do not distinguish among various eligible persons.

Adjustments for Stock Dividends, Stock Splits, Etc. The 2022 Plan requires the Administrator to make appropriate equitable adjustments to the number and kind of shares of common stock that are subject to issuance under the 2022 Plan, to certain limits in the 2022 Plan, and to any outstanding awards under the 2022 Plan, as well as equitable adjustments to the purchase price or exercise price, as applicable, of outstanding awards under the 2022 Plan, to reflect any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar change in the Company’s capital stock, including as a result of any merger or consolidation or sale of all or substantially all of the assets of the Company.

Treatment of Awards in Certain Transactions. In the event of a “Transaction,” as defined in the 2022 Plan, the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions as to outstanding awards under the 2022 Plan: provide that the awards may be assumed or substituted, or upon written notice to participants provide that all awards will terminate upon consummation of the Transaction. In the event that awards are not assumed or substituted, except as otherwise provided by the Compensation Committee in the award agreement or other agreement between the holder of an award and the Company, upon the effective time of the Transaction, all awards will become vested and exercisable and vested awards, other than stock options, shall be fully settled in cash or in kind at such appropriate consideration as determined by the Compensation Committee in its sole discretion after taking into account the consideration payable per share pursuant to the Transaction, or the “merger price”, and all stock options shall be fully settled in cash or in kind in an amount equal to the difference between the merger price and the exercise price of the options; provided that each participant may be permitted to exercise all outstanding options within a specified period determined by the Compensation Committee prior to the Transaction.

Term. No awards may be granted under the 2022 Plan ten years or more after the date of stockholder approval, and no incentive stock options may be granted after the tenth anniversary of the date the 2022 Plan is approved by the board of directors.

Repricing. The Administrator may not, without stockholder approval, reduce the exercise price of outstanding stock options or stock appreciation rights or effect repricing through cancellation and re-grants or cancellation of stock options or stock appreciation rights in exchange for cash or other awards, other than as a result of a proportionate adjustment made in connection with a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar event.

Stock Options. The 2022 Plan permits the granting of (1) options intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2022 Plan will be non-qualified stock options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Non-qualified stock options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and consultants. Incentive stock options may be granted only to employees of the Company or any subsidiary. To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares of common stock subject to incentive stock options that first become exercisable by a participant in any one calendar year.

The exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of our shares of common stock on the date of grant, subject to certain exceptions set forth in the 2022 Plan. The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator. Options may be exercised in whole or in part by giving written or electronic notice to the Company. Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership following such procedures as we may prescribe) of shares of common stock that are not subject to restrictions under any Company plan. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Administrator may permit non-qualified stock options to be exercised using a net exercise feature which reduces the number of shares of common stock issued to the optionee by the number of shares of common stock with a fair market value equal to the exercise price.

Stock Appreciation Rights. The Administrator may award stock appreciation rights to participants subject to such conditions and restrictions as the Administrator may determine, provided that the exercise price may not be less than 100% of the fair market value of our shares of common stock on the date of grant, subject to certain exceptions set forth in the 2022 Plan. Stock appreciation rights are settled in cash or shares of common stock. In addition, no stock appreciation right shall be exercisable more than ten years after the date the stock appreciation right is granted.

Restricted Stock. The Administrator may award shares of common stock to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain pre-established performance goals and/or continued employment or service through a specified restriction period. If the lapse of restrictions with respect to the shares of common stock is tied to attainment of vesting conditions, any cash dividends paid by the Company during the vesting period will be retained by, or repaid by the grantee to, the Company until and to the extent the vesting conditions are met with respect to the award; provided, that to the extent provided for in the applicable award agreement or by the Administrator, an amount equal to such cash dividends retained or repaid by the grantee may be paid by the grantee upon the lapsing of such restrictions.

Restricted Stock Units. Restricted stock unit awards are payable in the form of shares of common stock (or cash, to the extent explicitly provided in the award agreement) and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may be based on, among other things, the achievement of certain performance goals and/or continued employment or service with the Company through a specified vesting period. To the extent permitted by the Administrator, restricted stock units may be deferred to one or more dates specified in the applicable award certificate or elected by the grantee.

Unrestricted Stock. The 2022 Plan gives the Administrator discretion to grant stock awards free of any restrictions. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights. Dividend equivalent rights are awards entitling the grantee to current or deferred payments equal to cash dividends on a specified number of shares of common stock. Dividend equivalent rights may be settled in cash or stock and are subject to other conditions as the Administrator shall determine. Dividend equivalent rights may be granted to any grantee as a component of an award or as a freestanding award. Unless provided by the Administrator, dividend equivalent rights may be paid currently, be deemed reinvested in additional shares of stock, which may thereafter accrue additional dividend equivalents, or may otherwise accrue.

LTIP Units. The Administrator may grant LTIP Units to a grantee in such amounts and subject to such terms and conditions as may be determined by the Administrator; provided, however, that LTIP Units may only be issued to a grantee for the performance of services to or for the benefit of the Operating Partnership (i) in the grantee’s capacity as a partner of the Operating Partnership, (ii) in anticipation of the grantee becoming a partner of the Operating Partnership, or (iii) as otherwise determined by the Administrator.

Other Equity-Based Awards. The Administrator may grant other awards based upon the stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of convertible preferred shares, convertible debentures and other exchangeable or redeemable securities or equity interests, as well as the grant of units in the Operating Partnership or other units or any other membership or ownership interests (which may be expressed as units or otherwise) in a subsidiary, with any stock being issued in connection with the conversion of (or other distribution on account of) an interest granted under the provisions of the 2022 Plan.

Cash-Based Awards. The Administrator may grant cash-based awards, such as annual cash bonuses, under the 2022 Plan. The cash-based awards may be subject to the achievement of one or more performance criteria selected by the Administrator, including those specifically referenced in the definition of Performance Criteria in the 2022 Plan. Cash-based awards may be paid in cash or shares of common stock, as the Administrator may determine. Cash-based awards that are only payable or actually paid in cash are not subject to and will have no impact on the number of shares of common stock available for issuance under the 2022 Plan.

Tax Withholding. Participants in the 2022 Plan are responsible for the payment of any federal, foreign, state or local taxes that we are required by law to withhold upon any exercise, vesting or settlement of awards, as applicable. Subject to approval by the Administrator, participants may elect to have the tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued (or, in the case of a restricted stock award, to reacquire shares previously issued pursuant to such award). Additionally, the Administrator may provide for mandatory share withholding up to the required withholding amount. The Administrator may also require tax withholding obligations to be satisfied by an arrangement where shares issued pursuant to an award are immediately sold and proceeds from such sale are remitted to the Company in an amount to satisfy such tax withholding obligations.

Cash Compensation in Lieu of Award. In addition, in the Administrator’s sole discretion, and subject to the participant’s compliance with the procedures established by the Administrator, it may permit a participant to make an advance election to receive cash compensation otherwise due in the form of an award.

Amendments and Termination. The board of directors may, at any time, amend or discontinue the 2022 Plan and the Administrator may, at any time, amend or cancel any outstanding award for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding award without applicable grantee’s consent except to the extent required to comply with changes in law. The board of directors may determine to make amendments subject to the approval of the common stockholders for purposes of complying with the rules of any securities exchange or market system on which the stock is listed or to preserve the qualified status of incentive stock options. Otherwise, our board of directors may amend or discontinue the 2022 Plan at any time, provided that no such action will materially and adversely affect the rights under any outstanding awards without the holder’s consent.

United States Federal Income Tax Consequences – Options and Stock Appreciation Rights

The following is a summary of the principal federal income tax consequences of certain transactions under the 2022 Plan relating to options and stock appreciation rights. It does not describe all federal tax consequences under the 2022 Plan, nor does it describe state or local tax consequences.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares of common stock, any amount realized in excess of the option price (the amount paid for the shares of common stock) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally: (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof; and (2) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Stock Options. No taxable income is generally realized by the optionee upon the grant of a non-qualified stock option. Generally: (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount; and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Stock Appreciation Rights. No income will be recognized by a recipient upon the grant of either tandem or freestanding stock appreciation rights. For the year in which the stock appreciation right is exercised, the recipient will generally be taxed at ordinary income rates on the amount equal to the cash received plus the fair market value of any unrestricted shares received on the exercise.

Parachute Payments. The vesting of any portion of an option or stock appreciation right that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments,” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for awards under the 2022 Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

New Plan Benefits

Because the grant of awards under the 2022 Plan is within the discretion of the Administrator, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2022 Plan.

Vote Required

The vote of the affirmative vote of a majority of the votes cast on the proposal at the annual meeting, if a quorum is present, is required for the approval of the 2022 Plan. Votes are cast either in person via webcast or by proxy. Any shares present but not voted (whether by abstention, broker non-vote, or otherwise) will not count as votes cast on this proposal, and thus will have no effect on the result of the vote on this proposal.

Recommendation

Our board of directors unanimously recommends a vote “FOR” the approval of the 2022 Plan.

PROPOSAL 4. RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022

The Audit Committee of our board of directors has appointed BDO USA, LLP to be our independent registered public accounting firm for the year ending December 31, 2022. Representatives of BDO USA, LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire. The representatives also will be available to respond to appropriate questions from the stockholders.

Although it is not required to do so, our board of directors is submitting the Audit Committee’s appointment of our independent registered public accounting firm for ratification by our stockholders at the annual meeting as a matter of good corporate governance and in order to ascertain the view of the stockholders regarding such appointment.

Vote Required

The affirmative vote of a majority of votes cast on the proposal at the annual meeting, if a quorum is present, will be required to approve this proposal. Votes are cast either in person via webcast or by proxy. Any shares present but not voted (whether by abstention, broker non-vote, or otherwise) will not count as votes cast on this proposal, and thus will have no effect on the result of the vote on this proposal. In the event this matter is not ratified by our stockholders, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of our independent registered public accounting firm.

Recommendation

Our board of directors unanimously recommends a vote “FOR” ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2022.

STOCKHOLDER PROPOSALS

Any proposal by a stockholder for inclusion in proxy solicitation materials for the next annual meeting of stockholders must be received by our Secretary, Nicholas Look, at our offices no later than November [    ], 2022 and must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. If a stockholder desires to nominate a director or present a proposal at the 2023 annual meeting, whether or not the nomination or proposal is intended to be included in the 2023 proxy materials, our bylaws currently require that the stockholder give advance written notice to our Secretary, Nicholas Look, no earlier than December [    ], 2022 and no later than 5:00 p.m., local time, on December [    ], 2022. Stockholders desiring to nominate a director or submit a proposal are advised to examine the Company’s bylaws, as they contain additional submission requirements.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in the discretion of the proxy holder.

Appendix A

Reconciliation of Non-GAAP Financial Measures

Same-Store Information

The following table sets forth operating data for our same-store facilities (those properties included in the consolidated results of operations since January 1, 2020, excluding nine lease-up properties we owned as of January 1, 2020) for the years ended December 31, 2021 and 2020. We consider the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2021	2020	% Change	2021 (6)	2020	% Change	2021	2020	% Change
Revenue (1)	$121,860,493	$103,765,638	17.4%	$36,302,441	$6,409,287	N/M	$158,162,934	$110,174,925	43.6%
Property operating expenses (2)	$35,677,340	34,522,834	3.3%	$12,450,317	3,782,365	N/M	48,127,657	38,305,199	25.6%

Net operating income	$86,183,153	$69,242,804	24.5%	$23,852,124	$2,626,922	N/M	$110,035,277	$71,869,726	53.1%

Number of facilities	103	103		37	9		140	112
Rentable square feet (3)	7,595,600	7,557,300		3,069,400	680,300		10,665,000	8,237,600
Average physical occupancy (4)	95.1%	90.6%		N/M	N/M		94.2%	89.4%
Annualized rent per occupied square foot (5)	$16.51	$14.81		N/M	N/M		$16.30	$14.55

N/M Not meaningful

(1)	Revenue includes rental revenue, Tenant Protection Programs revenue, ancillary revenue, and administrative and late fees.
(2)	Property operating expenses excludes corporate general and administrative expenses, interest expense, depreciation, amortization expense, and acquisition expenses.
(3)

Of the total rentable square feet, parking represented approximately 940,000 square feet and 680,000 square feet as of December 31, 2021 and 2020, respectively. On a same-store basis, for the same periods, parking represented approximately 680,000 square feet.

(4)

Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(5)

Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. We have excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

(6)	Included in the non same-store data is a self storage facility consisting of approximately 84,000 square feet owned by SST VI OP, which was consolidated for approximately three months in 2021.

The following table presents a reconciliation of net loss as presented on our consolidated statements of operations to net operating income, as stated above, for the periods indicated:

	For the Year Ended December 31,
	2021	2020
Net loss	$(19,564,718)	$(51,206,803)
Adjusted to exclude:
Managed REIT Platform revenue	(6,322,970)	(8,048,630)
Managed REIT Platform expenses	1,451,166	2,806,921
General and administrative	23,265,196	16,471,199
Depreciation	40,946,406	32,294,627
Intangible amortization expense	12,422,205	9,777,116
Other property acquisition expenses	934,838	1,366,092
Contingent earnout adjustment	12,619,744	(2,500,000)
Impairment of goodwill and intangible assets	—	36,465,732
Impairment of investments in Managed REITs	—	4,376,879
Write-off of equity interest and preexisting relationships in SST IV upon acquisition of control	8,389,573	—
Gain on sale of real estate	(178,631)	—
Interest expense	31,818,237	32,597,613
Interest expense—accretion of fair market value of secured debt	(110,942)	(130,682)
Interest expense—debt issuance costs	1,676,309	3,586,381
Net loss on extinguishment of debt	2,444,788	—
Other	244,076	(5,986,719)

Total net operating income	$110,035,277	$71,869,726

Funds from Operations

Funds from operations (“FFO”) is an industry wide metric promulgated by the National Association of Real Estate Investment Trusts, or NAREIT, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and real estate related asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Additionally, gains and losses from change in control are excluded from the determination of FFO. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Our FFO calculation complies with NAREIT’s policy described above.

FFO, as Adjusted

We use FFO, as adjusted, as an additional non-GAAP financial measure to evaluate our operating performance. We previously used Modified Funds from Operations (“MFFO”) (as defined by the Institute for Portfolio Alternatives) as a non-GAAP measure of operating performance. Management replaced the MFFO measure with FFO, as adjusted, because FFO, as adjusted, provides investors with supplemental performance information that is consistent with the performance models and analysis used by management. In addition, FFO, as adjusted, is a measure used among our peer group, which includes publicly traded REITs. Further, we believe FFO, as adjusted, is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies.

In determining FFO, as adjusted, we make further adjustments to the NAREIT computation of FFO to exclude the effects of non-real estate related asset impairments and intangible amortization, acquisition related costs, contingent earnout expenses, accretion of fair value of debt adjustments, gains or losses from extinguishment of debt, adjustments of deferred tax liabilities, realized and unrealized gains/losses on foreign exchange transactions, and gains/losses on foreign exchange and interest rate derivatives not designated for hedge accounting, which we believe are not indicative of the Company’s overall long-term operating performance. We exclude these items from GAAP net income to arrive at FFO, as adjusted, as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our continuing operating portfolio performance over time and makes our results more comparable period to period and to other REITs, which in any respective period may experience fluctuations in such acquisition, merger or other similar activities that are not of a long-term operating performance nature. FFO, as adjusted, also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use FFO, as adjusted, as one measure of our operating performance when we formulate corporate goals and evaluate the effectiveness of our strategies.

Presentation of FFO and FFO, as adjusted, is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and FFO, as adjusted, the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and FFO, as adjusted, are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and FFO, as adjusted, should not be considered as an alternative to net income (determined in accordance with GAAP) and should be reviewed in conjunction with other measurements as an indication of our performance.

Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or FFO, as adjusted. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry, and we would have to adjust our calculation and characterization of FFO or FFO, as adjusted. The following is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to FFO and FFO, as adjusted, for each of the periods presented below:

	Year Ended December 31, 2021	Year Ended December 31, 2020	Year Ended December 31, 2019
Net loss (attributable to common stockholders)	$(29,401,595)	$(54,354,394)	$(24,750,333)
Add:
Depreciation of real estate	40,158,233	31,711,102	29,188,668
Amortization of real estate related intangible assets	11,030,316	5,110,207	8,441,245
Depreciation and amortization of real estate and intangible assets from unconsolidated entities	754,831	—	—
Deduct:
Gain resulting from acquisition of unconsolidated affiliates(1)	—	—	(8,017,353)
Gain on deconsolidation	(169,533)	—	—
Gain on sale of real estate	(178,631)	—	(3,944,696)
Adjustment for noncontrolling interests	(5,727,520)	(4,756,580)	(2,079,045)

FFO (attributable to common stockholders)	16,466,101	(22,289,665)	(1,161,514)
Other Adjustments:
Intangible amortization expense - contracts(2)	1,391,889	4,666,909	3,052,149
Acquisition expenses(3)	934,838	1,366,092	225,550
Acquisition expenses and foreign currency (gains) losses, net from unconsolidated entities	210,377	—	—
Self administration transaction expenses(4)	—	—	1,572,238
Contingent earnout adjustment(5)	12,619,744	(2,500,000)	200,000
Write-off of equity interest and preexisting relationships in SST IV upon consolidation	8,389,573	—	—
Impairment of goodwill and intangible assets(6)	—	36,465,732	—
Impairment of investments in Managed REITs(6)	—	4,376,879	—
Accretion of fair market value of secured debt(7)	(110,942)	(130,682)	(131,611)
Net loss on extinguishment of debt(8)	2,444,788	—	2,647,633
Foreign currency and interest rate derivative losses, net(9)	366,849	203,995	730,719
Adjustment of deferred tax liabilities(2)	(2,025,869)	(5,926,732)	(806,083)
Adjustment for noncontrolling interests	(2,720,691)	(5,321,725)	(619,663)

FFO, as adjusted (attributable to common stockholders)	$37,966,657	$10,910,803	$5,709,418

(1)

Such gain was recorded as a result of obtaining control of certain of our Tenant Protection Programs joint ventures in the Self Administration Transaction and in accordance with the NAREIT White Paper was excluded from the determination of FFO.

(2)

These items represent the amortization, accretion, or adjustment of intangible assets or deferred tax liabilities. As these items are non-cash and not primary drivers in our decision-making process, FFO is adjusted for their effect to arrive at FFO, as adjusted, as a means of determining a comparable sustainable operating performance metric to other real estate companies.

(3)

In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-traded REITs that have generally completed their acquisition activity and have other similar operating characteristics.

(4)

Self administration transaction expenses consist primarily of legal fees, as well as fees for other professionals and financial advisors incurred in connection with the Self Administration Transaction. We believe that adjusting for such non-recurring items provides useful supplemental information because such expenses may not be reflective of on-going operations and is consistent with management’s analysis of our operating performance.

(5)

The contingent earnout adjustment represents the adjustment to the fair value of the Class A-2 Units issued in connection with the Self Administration Transaction. FFO is adjusted to arrive at FFO, as adjusted, as this acquisition related item is not a primary driver in our decision-making process and excluding this provides investors a view of our continuing operating portfolio performance over time.

(6)

The impairment charges relate to our goodwill, intangible assets and investments in the Managed REIT Platform acquired in the Self Administration Transaction. We believe that adjusting for such non-recurring items provides useful supplemental information because such expenses may not be reflective of on-going operations and is consistent with management’s analysis of our operating performance and provides for a means of determining a comparable sustainable operating performance metric.

(7)

This represents the difference between the stated interest rate and the estimated market interest rate on assumed notes as of the date of acquisition. Such amounts have been excluded from FFO, as adjusted, because we believe FFO, as adjusted, provides useful supplementary information by focusing on operating fundamentals, rather than events not related to our normal operations. We are responsible for managing interest rate risk and do not rely on another party to manage such risk.

(8)

The net loss associated with the extinguishment of debt includes prepayment penalties, the write-off of unamortized deferred financing fees, and other fees incurred. We believe that adjusting for such non-recurring items provides useful supplemental information because such losses may not be reflective of on-going transactions and operations and is consistent with management’s analysis of our operating performance.

(9)

This represents the mark-to-market adjustment for our derivative instruments not designated for hedge accounting and the ineffective portion of the change in fair value of derivatives recognized in earnings, as well as changes in foreign currency related to our foreign equity investments not classified as long term. These derivative contracts are intended to manage the Company’s exposure to interest rate and foreign currency risk which may not be reflective of our ongoing performance and may reflect unrealized impacts on our operating performance. Such amounts are recorded in “Other” within our consolidated statements of operations.

Appendix B

SMARTSTOP SELF STORAGE REIT, INC.

2022 LONG-TERM INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the SmartStop Self Storage REIT, Inc. 2022 Long-Term Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the eligible employees, directors, consultants and other key persons of SmartStop Self Storage REIT, Inc. (the “Company”) and its Subsidiaries, including but not limited to the Operating Partnership and SmartStop Storage Advisors, LLC (“SSA”), upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Administrator” means either the Board, the Committee, or a similar committee performing the functions of the Committee that is designated by the Board as the administrator of the Plan.

“Award” or “Awards” means an award under the Plan and, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Unrestricted Stock Awards, LTIP Unit Awards, Dividend Equivalent Rights, Cash-Based Awards and other equity-based awards as contemplated herein.

“Award Agreement” means, with respect to each Award, the written agreement or other written document approved by the Committee setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award granted pursuant to Section 12 entitling the grantee to receive a cash denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto, and all rules, regulations and interpretations promulgated thereunder.

“Committee” means the Compensation Committee of the Board.

“Common Units” shall have the meaning set forth in the Partnership Agreement.

“Consultant” means any natural person who provides bona fide services to the Company or a Subsidiary that are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s or a Subsidiary’s securities.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 21.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of a share of Stock or Unit on any given date means:

(a)

with respect to a share of Stock, the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the next preceding date on which Stock was traded, as reflected on the principal stock exchange or, if applicable, any other national stock exchange, on which the Stock is traded or admitted to trading; or

(b)

with respect to a share of Stock if the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, or if there is no market for the Stock, or with respect to a Unit, as determined in good faith by the Committee by the reasonable application of a reasonable valuation method, with reference to all information material to the value of the Company or Operating Partnership, as applicable, including by way of example, estimated net asset value per share, net worth, prospective earning power, distribution-paying capacity and other relevant factors, including goodwill, the economic outlook in the industry, position in the industry and management, and the values of stock or equity of other enterprises in the same or similar lines of business;

provided, that for purposes of granted Non-Qualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

“Family Member” of a grantee means a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50% of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50% of the voting interests.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“LTIP Units” shall have the meaning set forth in the Partnership Agreement.

“LTIP Unit Award” means an Award of LTIP Units granted pursuant to Section 11, subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Non-Employee Director” means a member of the Board or the board of directors or managers of a Subsidiary, in each case who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Operating Partnership” means SmartStop OP, L.P., a Delaware limited partnership, and any successor thereto.

“Partnership Agreement” means the Third Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of June 28, 2019, among the Company, as general partner, and the limited partners who are parties thereto, as amended, restated or supplemented from time to time.

“Performance Goals” means performance goals, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in combination, and measured either quarterly, annually or cumulatively over a period of months, quarters or years, on an absolute basis or relative to a pre-established target, to previous months’, quarters’ or years’ results or to a designated comparison group, any of which may be measured on an aggregate or per share or per unit basis, in each case as specified by the Committee in the Award Agreement.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured.

“Person” means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture; any federal, state or municipal government or any bureau, department or agency thereof; any other legal entity or “group” as that term is used for purposes of Rule 13d-5(b) or Section 13(d) of the Exchange Act; and any fiduciary acting in such capacity on behalf of the foregoing.

“Restricted Stock” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means the units underlying a Restricted Stock Unit Award, each of which represents the right to receive one share of Stock, or a cash payment equal to the Fair Market Value of one share of Stock, at the time and upon the conditions applicable to the Restricted Stock Unit Award.

“Restricted Stock Unit Award’ means an Award of Restricted Stock Units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Section 409A” means Section 409A of the Code.

“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Subsidiary; provided, however, a change in an individual’s status from or to full-time or part-time, or between the roles of director, Consultant or employee shall be deemed to continue the Service Relationship.

“Stock” means the Common Stock, par value $0.001 per share, of the Company, including but not limited to the Class A Common Stock, par value $0.001 per share, and the Class T Common Stock, par value $0.001 per share, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the grantee to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the base value of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to such limitations and conditions as the Administrator may determine at the time of grant.

“Stock Option” means any option to purchase shares of Stock at an exercise price specified in the applicable Award Agreement, granted pursuant to Section 5.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly, which includes but is not limited to the Operating Partnership and SSA.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unit” means units of partnership interest in the Operating Partnership, including, without limitation, Common Units, LTIP Units, or one or more other classes of units that are convertible into Common Units or LTIP Units on a specified date or at the election of the grantee based on appreciation in the value of the Stock, appreciation in the value of the assets of the Operating Partnership, total return generated by a specified number of shares of Stock or Common Units, or such other basis as may be determined by the Administrator. Units may include units of partnership interest in the Operating Partnership that are intended to constitute profits interests for U.S. federal income tax purposes.

“Unrestricted Stock Award” means an Award of shares of Stock that are free of any restrictions.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)	Administration of Plan. The Plan shall be administered by the Administrator. The initial Administrator shall be the Committee.

(b)

Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan and otherwise administer the Plan and the Awards granted hereunder, including, without limitation, the power and authority:

(i)	to select the individuals to whom Awards may from time to time be granted;

(ii)	to determine the time or times of grant, and the type of Award, or any combination of types of Awards, granted to any one or more grantees;

(iii)	to determine the number of shares of Stock or LTIP Units to be covered by any Award;

(iv)

to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Agreements; provided, however, that except as otherwise provided in Section 3(b), the Administrator is not permitted to reduce the exercise price of Stock Options through cancellation and re-grants or cancellation in exchange for cash;

(v)	to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)	subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised;

(vii)

to determine at any time whether, to what extent, and under what circumstances, Stock, LTIP Units and other amounts payable with respect to an Award shall be deferred, either automatically or at the election of the grantee, and whether and to what extent the Company shall pay or credit amounts constituting deemed interest, dividends, Dividend Equivalents, distributions or other earnings; and

(viii)

at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be made in the Administrator’s sole and absolute discretion and shall be binding and conclusive on all persons, including the Company, the Operating Partnership, SSA, the Company’s other Subsidiaries, and grantees of Awards and their beneficiaries.

(c)

Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of Stock or LTIP Units underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria of such Awards. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)

Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award, which may include, without limitation, the term of an Award, and the provisions applicable in the event the Service Relationship terminates.

(e)

Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries may from time to time operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval of any foreign governmental entity or comply with any foreign governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)

Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 10,000,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the following shares of Stock shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code, the shares of Stock that may be issued as Incentive Stock Options: (i) the shares of Stock underlying any Awards under the Plan and any awards under the Company’s Employee and Director Long-Term Incentive Plan effective December 20, 2013 (the “Prior Plan”) that are forfeited, canceled or otherwise terminated (other than by exercise) and (ii) with respect to a full-value award under the Plan or the Prior Plan (i.e., an award other than a stock option, a stock appreciation right, or a Unit with an economic structure similar to that of a stock option or stock appreciation right), (A) any shares tendered, held back or otherwise reacquired from the grantee to cover tax withholding owed upon vesting, settlement or the occurrence of any other event with respect to such an award that results in amounts being includable in the gross income of the grantee for income tax purposes and (B) any shares previously reserved for issuance pursuant to such an award to the extent that such shares are not issued and are no longer issuable pursuant to such an award (e.g., in the event that a full-value award that may be settled in cash or by issuance of shares of Stock is settled in cash). Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (x) shares tendered or held back upon exercise of a Stock Option to cover the exercise price or tax withholding, and (y) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 10,000,000 shares of Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. In the case of Awards denominated in Units, one Unit shall be treated for purposes of this paragraph as representing one share of Stock.

(b)

Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger, consolidation, or sale of all or substantially all of the assets, of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make appropriate equitable adjustments to the Plan and any outstanding Awards, which may include, without limitation, appropriate or proportionate adjustments in (i) the maximum number and kind of shares reserved for issuance under the Plan, including the maximum number and kind of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share of Restricted Stock subject to each outstanding Restricted Stock Award, (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable, and (v) other applicable terms of the Plan and any outstanding Awards.

The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event.

The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c)

Mergers. In contemplation of and subject to the consummation of a consolidation, merger, or sale of all or substantially all of the assets, of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a “Transaction”), the Board, or the board of directors of any corporation or other successor entity assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Awards: (i) provide that such Awards shall be assumed or equivalent awards shall be substituted, by the acquiring corporation or successor entity (or an affiliate thereof), and/or (ii) upon written notice to the grantees, provide that all Awards will terminate upon the consummation of the Transaction. In the event that, pursuant to clause (ii) above, Awards will terminate upon the consummation of the Transaction, all Awards shall become vested and fully exercisable (where applicable) as of immediately prior to the effective time of such Transaction (unless otherwise specified in the applicable Award Agreement or other agreement between the holder of such Award and the Company) and vested Awards, other than Stock Options, shall be fully settled in cash or in kind at such appropriate consideration as determined by the Administrator in its sole discretion after taking into account the consideration payable per share of Stock pursuant to the Transaction (the “Merger Price”) and all Stock Options shall be fully settled, in cash or in kind, in an amount equal to (A) the Merger Price times the number of shares of Stock subject to such outstanding Stock Options (to the extent then exercisable at prices not in excess of the Merger Price), less (B) the aggregate exercise price of all such outstanding Stock Options; provided, however, that each grantee may be permitted, within a specified period determined by the Administrator prior to the consummation of the Transaction, to exercise all outstanding Stock Options, including those that are not then exercisable, subject to the consummation of the Transaction; and provided further, however, that any Stock Option or Stock Appreciation Right that, at the time of such termination, has an exercise or base price that exceeds the Merger Price (as determined by the Administrator) shall be cancelled with no consideration due therefor.

(d)

Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock-based awards issued by another corporation or other entity that is acquired by the Company or a Subsidiary; provided that the grantee of such substituted Award is eligible to be granted an Award under the Plan. The Administrator may direct that the substitute Awards be granted on such terms and conditions as the Administrator considers appropriate under the circumstances. Substitute Awards will not reduce the number of shares of Stock authorized for grant under the Plan.

SECTION 4. ELIGIBILITY

Grantees under the Plan shall be such full- or part-time employees, Non-Employee Directors and Consultants of the Company or any Subsidiary as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

(a)	Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

(b)

Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant, or (iii) if the Stock Option is otherwise compliant with Section 409A.

(c)

Stock Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d)

Exercisability Rights. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator and set forth in the applicable Award Agreement; provided that:

(i)	in the event of a termination of the Service Relationship, transfer or leave of absence, the provisions of Section 17 shall govern; and

(ii)

if the grantee holding an Incentive Stock Option at any time no longer satisfies the eligibility requirements of Section 5(a), such Option shall be treated as a Non-Qualified Stock Option commencing three (3) months after the latest date that the grantee satisfied such eligibility requirements.

(e)	Rights as a Stockholder. The grantee of a Stock Option shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(f)

Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of Stock Options to be exercised. Payment of the exercise price and any related taxes may be made by one or more of the following methods to the extent provided in the applicable Award Agreement:

(i)	In cash, by certified or bank check, or by another instrument acceptable to the Administrator;

(ii)

Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any plan of the Company or its Subsidiaries. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii)

By the grantee delivering to the Company a properly-executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the exercise price and any related taxes and the grantee and the broker complying with such procedures and entering into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv)

With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate amount due for the exercise price and related taxes and the remaining amount due to be paid by the grantee in cash or other method of payment permitted hereunder, to the extent provided in the Award Agreement.

Payment instruments will be received subject to collection. The transfer to the grantee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the grantee (or a purchaser acting in his or her stead in accordance with the provisions of the Plan and Award Agreement) by the Company of the full exercise price for such shares and any related taxes and the fulfillment of any other requirements contained in the Plan, the applicable Award Agreement or the applicable provisions of laws. In the event a grantee chooses to pay the exercise price and/or related taxes by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the grantee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(g)

Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations (as defined in Sections 424(e) and (f) of the Code) become exercisable for the first time by a grantee during any calendar year shall not exceed $100,000. To the extent that Incentive Stock Options granted to a grantee exceed this limit, any Incentive Stock Options in excess of this limit (determined in the order in which they were granted) shall be treated as Non-Qualified Stock Options.

SECTION 6. STOCK APPRECIATION RIGHTS

(a)

Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the grantee to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the base value of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b)

Base Value of Stock Appreciation Rights. The base value of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant. Notwithstanding the foregoing, Stock Appreciation Rights may be granted with a base value per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) if the Stock Appreciation Right is otherwise compliant with, or is not subject to, Section 409A.

(c)

Stock Appreciation Rights Term. The term of a Stock Appreciation Right shall be fixed by the Administrator, but no Stock Appreciation Right shall be exercisable more than ten years after the date the Stock Appreciation Right is granted.

(d)

Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Administrator and set forth in the applicable Award Agreement; provided that, in the event of a termination of employment, termination of the Service Relationship, transfer or leave of absence, the provisions of Section 17 shall govern. Such terms and conditions may differ among individual Awards and grantees. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

SECTION 7. RESTRICTED STOCK AWARDS

(a)

Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Stock that is subject to restrictions and conditions as determined by the Administrator and set forth in the applicable Award Agreement. Such restrictions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established Performance Goals and objectives.

(b)

Rights as a Stockholder. Upon the grant of a Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the Restricted Stock granted thereunder, including voting of the Restricted Stock and receipt of dividends; provided that during any period of time when the restrictions on such Restricted Stock Award have not yet lapsed, the Administrator may provide in the applicable Award Agreement that any cash dividends paid by the Company with respect to Restricted Stock on which restrictions have not yet lapsed shall be retained by the Company and paid to the grantee only upon the lapse of such restrictions, or that such dividends (or Dividend Equivalent Rights pursuant to Section 10) shall be paid to the grantee, subject to an obligation to repay the Company if the restrictions on the corresponding Restricted Stock do not lapse. Unless the Administrator shall otherwise determine, (i) uncertificated shares of Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock is vested as provided in Section 7(d) below, and (ii) certificated shares of Restricted Stock shall remain in the possession of the

Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)

Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, except as specifically provided herein or in the Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 17 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock on which restrictions have not yet lapsed at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company, at the lesser of its original purchase price (if any) or its Fair Market Value as of such time of termination, from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Stock that is represented by physical certificates, a grantee shall surrender such certificates to the Company promptly upon request.

(d)

Lapse of Restrictions. The Administrator in the applicable Award Agreement shall specify the date or dates and/or the attainment of pre-established Performance Goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established Performance Goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.”

SECTION 8. RESTRICTED STOCK UNIT AWARDS

(a)

Nature of Restricted Stock Unit Awards. The Administrator may grant Restricted Stock Unit Awards under the Plan. A Restricted Stock Unit Award is an Award of Restricted Stock Units that, subject to the terms and conditions of the applicable Award Agreement, may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Agreement) upon the satisfaction of applicable vesting conditions. Vesting conditions may be based on, among other things, continuing employment (or other Service Relationship) and/or achievement of pre-established Performance Goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator and set forth in the applicable Award Agreement, and such terms and conditions may differ among individual Awards and grantees. To the extent permitted by the Administrator and compliant with Section 409A, the settlement of Restricted Stock Units may be deferred to one or more dates specified in the applicable Award Agreement or elected by the grantee.

(b)

Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 10 and such terms and conditions as the Administrator may determine and include in the applicable Award Agreement.

(c)

Termination. Except as may otherwise be provided by the Administrator in the Award Agreement, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of his or her Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

The Administrator may grant (or sell at par value or such higher purchase price as determined by the Administrator) an Unrestricted Stock Award to a grantee under the Plan. An Unrestricted Stock Award is an Award of Stock that is free of any restrictions. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. DIVIDEND EQUIVALENT RIGHTS

(a)

Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an Award, including a Restricted Stock Unit Award, or as a freestanding Award. The terms and conditions of Dividend Equivalent Rights shall be specified in the applicable Award Agreement and shall be interpreted at all times to qualify for exemption from Section 409A as a short-term deferral or, if such exemption is not available, to satisfy Section 409A. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently, may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents, or may otherwise accrue. Unless otherwise provided in the Award Agreement or by the Administrator, any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments.

(b)

Termination. Except as may otherwise be provided by the Administrator in the Award Agreement, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 11. LTIP UNITS; OTHER EQUITY-BASED AWARDS

(a)

LTIP Units. The Administrator may grant LTIP Units to a grantee in such amounts and subject to such terms and conditions as may be determined by the Administrator; provided, however, that LTIP Units may only be issued to a grantee for the performance of services to or for the benefit of the Operating Partnership (i) in the grantee’s capacity as a partner of the Operating Partnership, (ii) in anticipation of the grantee becoming a partner of the Operating Partnership, or (iii) as otherwise determined by the Administrator; provided that the LTIP Units are intended to constitute “profits interests” within the meaning of the Code, including, to the extent applicable, Revenue Procedure 93-2 as clarified by Revenue Procedure 2001-43. LTIP Units shall be subject to the terms and conditions of the Partnership Agreement and such other restrictions, including restrictions on transferability (including by redemption or conversion), as the Administrator may determine and include in the applicable Award Agreement.

(b)

Other Equity-Based Awards. The Administrator shall have the right (i) to grant other Awards based upon the Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of convertible preferred shares, convertible debentures and other exchangeable or redeemable securities or equity interests, (ii) to grant limited-partnership or any other membership or ownership interests (which may be expressed as units or otherwise) in a Subsidiary, the Operating Partnership, or other partnership, including, without limitation, Units, with any Stock being issued in connection with the conversion of (or other distribution on account of) an interest granted under the authority of this clause (ii) to be subject, for the avoidance of doubt, to Section 3 and the other provisions of the Plan, and (iii) to grant Awards valued by reference to book value, fair value or performance parameters relative to the Company or any Subsidiary or group of Subsidiaries.

SECTION 12. CASH-BASED AWARDS

The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the Performance Cycle and Performance Goals applicable to such Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Awards shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator, which may include a “target” (100 percent attainment of the Performance Goals) and/or a “minimum” hurdle and/or a “maximum” amount. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 13. TRANSFERABILITY OF AWARDS

(a)

Transferability. Unless otherwise provided in the Award Agreement or by the Administrator, during a grantee’s lifetime, his or her Stock Options and Stock Appreciation Rights shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. Except as provided in Section 13(b) below and unless otherwise provided in the Award Agreement or by the Administrator, no Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided that, for the avoidance of doubt, the foregoing shall not apply to shares of Stock issued pursuant to an Award following the date on which all restrictions on such shares have lapsed. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)

Administrator Action. Notwithstanding Section 13(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee may transfer his or her Awards (other than Incentive Stock Options) to his or her Family Members for no value or consideration; provided that the transferee agrees in writing to be bound by all of the terms and conditions of this Plan and the applicable Award.

(c)

Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Company and shall not be effective until received by the Company. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 14. TAX WITHHOLDING

(a)

Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for federal, foreign, state or local income tax purposes, pay to the Company or a Subsidiary, or make arrangements satisfactory to the Administrator regarding payment of, any federal, foreign, state, or local taxes of any kind required by law to be withheld by the Company or a Subsidiary, with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on such tax withholding obligations being satisfied by the grantee.

(b)

Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the required tax withholding obligation of the Company or a Subsidiary satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award (or, in the case of a Restricted Stock Award, to reacquire shares of Stock previously issued pursuant such Restricted Stock Award) a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that is equal to or less than the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid adverse accounting treatment or as determined by the Administrator. The Administrator may also require Awards to be subject to mandatory share withholding up to but not to exceed the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantee. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy all or a portion of the withholding amount due.

SECTION 15. CASH COMPENSATION IN LIEU OF AWARD

The Administrator may, in its sole discretion, permit a grantee to elect to receive cash compensation otherwise due to such grantee in the form of an Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with such rules and procedures established by the Administrator, which shall include rules and procedures intended to ensure compliance with Section 409A. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

SECTION 16. SECTION 409A AWARDS

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated or delayed except to the extent permitted by Section 409A. If any 409A Award is paid in installments, each installment payment shall be treated as a separate payment. Notwithstanding the foregoing, the Company makes no promises or guarantees as to the tax qualification of any Award or its compliance with Section 409A.

SECTION 17. TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

(a)

Termination of Service Relationship. Notwithstanding any provision to the contrary herein, unless an individual Award Agreement specifically provides otherwise, if the Service Relationship of a grantee with an outstanding Award terminates for any reason, (i) the unvested portion of such grantee’s outstanding Award shall be immediately forfeited, and (ii) the vested portion of any Stock Option or Stock Appreciation Right held by such grantee must be exercised, if at all, within 3 months following such termination (or, if earlier, the expiration of its term); provided, however, unless an individual Award Agreement specifically provides otherwise, if the Administrator in its sole discretion determines that “cause” exists (which determination shall be final and conclusive), all Stock Options shall lapse and no longer be exercisable as of the earliest date that the Administrator determines that such cause existed.

(b)

Termination of Service Relationship with Subsidiary. If the grantee’s Service Relationship is with a Subsidiary and such Subsidiary ceases to be a Subsidiary, unless otherwise determined by the Administrator, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

(c)	Transfer; Leave of Absence. For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:

(i)	a transfer of employment between the Company, SSA or one or more other Subsidiaries; or

(ii)

an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, SSA or another Subsidiary (as applicable) if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 18. AMENDMENT AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without applicable grantee’s consent except to the extent required to comply with changes in law. Except as provided in Section 2(b), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. The Board, in its discretion, may determine to make any Plan amendments subject to the approval of the Company’s stockholders for purposes of complying with the rules of any securities exchange or market system on which the Stock is listed or ensuring that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code. Nothing in this Section 17 shall limit the Administrator’s authority to take any action permitted pursuant to Section 2(b).

SECTION 19. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company, unless the Administrator shall otherwise expressly determine in connection with any Award. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or Units or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20. GENERAL PROVISIONS

(a)

Awards to Grantees Outside the United States. The Administrator may modify the terms of any Award under the Plan made to or held by a grantee who is then resident or primarily employed outside the U.S. in any manner deemed by the Administrator to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the grantee is then resident or primarily employed, or so that the value and other benefits of the Award to the grantee, as affected by foreign tax laws and other restrictions applicable as a result of the grantee’s residence or employment abroad, shall be comparable to the value of such an Award to a grantee who is resident or primarily employed in the U.S. Such authorization shall extend to and include establishing one or more separate sub-plans which include provisions not inconsistent with the Plan that comply with statutory or regulatory requirements imposed by the foreign country or countries in which the grantee resides. If determined advisable by the Administrator, an Award may be modified under this Section in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or result in actual liability under Section 16(b) of the Exchange Act for the grantee whose Award is modified.

(b)

No Distribution. The Administrator may require each person acquiring Stock or Units pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(c)

Delivery of Stock or Units. Notwithstanding anything herein to the contrary, the Company shall not be required to issue shares of Stock or Units or deliver any certificates evidencing shares of Stock or Units pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and/or delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock or Units are listed, quoted or traded.

All Stock delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or local jurisdiction, securities or other laws, rules and quotation system on which the Stock or Unit is listed, quoted or traded. The Administrator may place legends on any Stock or Unit certificate or in the records of the Company or the Operating Partnership (as applicable) or the transfer agent to reference restrictions applicable to the Stock or Unit. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(d)

Time of Exercise; Vesting. Awards may, in the sole discretion of the Administrator, be exercisable or may vest, and restrictions may lapse, including without limitation, upon the achievement of any Performance Goals, if any, that may be established by the Administrator as a condition to vesting, lapse of restrictions, or settlement of the Award, as the case may be, at such times and in such amounts as may be specified by the Administrator in the Award Agreement. If the Administrator intends for an Award to qualify as performance-based compensation within the meaning of Treasury Regulation Section 1.409A-1(e), Performance Goals shall be established within ninety (90) days after the first day of a Performance Period and at a time when the outcome is still substantially uncertain. If any Performance Goals are established as a condition to vesting, lapse of restrictions, or settlement of an Award and such Performance Goal is not based solely on the increase in the Fair Market Value of the Stock or Unit, the Administrator shall certify in writing that the applicable Performance Goals were in fact satisfied before such Award is vested or settled, or restrictions thereon lapse, as applicable.

(e)

Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee or other person any right to continued employment or service with the Company, SSA or any other Subsidiary.

(f)

Trading Policy Restrictions. All actions taken with respect to Awards under the Plan shall be subject to the Company’s and the Operating Partnership’s (as applicable) insider trading policies and procedures, as in effect from time to time.

(g)

Clawback Policy. Awards under the Plan shall be subject to the applicable provisions of any clawback policy implemented by the Company or the Operating Partnership (as applicable), whether implemented prior to or after the date of such Awards, to the extent set forth in such clawback policy and/or in the applicable Award Agreement.

(h)

No Further Awards Under the Prior Plan. On and after the Effective Date, no further awards will be issued under the Prior Plan, but outstanding awards granted under the Prior Plan prior to the Effective Date shall continue to be governed by the terms and conditions of the Prior Plan.

SECTION 21. EFFECTIVE DATE OF PLAN; TERM OF PLAN

(a)	Effective Date of Plan. Plan was adopted by the Board on March 25, 2022 and shall become effective upon its approval by the Company’s stockholders.

(b)

Term of Plan. No grants of Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 22. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles.

SMARTSTOP SELF STORAGE REIT, INC. PO Box 808001 Louisville, KY 40233-8001 EVERY STOCKHOLDER’S VOTE IS IMPORTANT VOTING OPTIONS: VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope VIRTUAL MEETING at the following website meetnow.global/MWF9L96 on June 15, 2022 at 9:00 a.m. Pacific Time. To Participate in the Virtual Meeting, enter the 14-digit control number from the shaded box on this card. Please detach at perforation before mailing. SMARTSTOP SELF STORAGE REIT, INC. PROXY FOR THE VIRTUAL TO BE HELD ANNUAL ON JUNE MEETING 15, 2022 OF STOCKHOLDERS This proxy is solicited on behalf of the SmartStop Self Storage REIT, Inc. Board of Directors.The undersigned stockholder of SmartStop Self Storage REIT, Inc., a Maryland corporation, hereby appoints James R. Barry and Nicholas M. Look, and each of them as proxies, for the undersigned with full power of substitution in each of them, the 2022 Virtual Annual Meeting of Stockholders of SmartStop Self Storage REIT, Inc., to be held on June 15, 2022 at 9:00 a.m. (PDT), and any and all adjournments and postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all power possessed by the undersigned as if personally present. To participate in the Virtual Annual Meeting of Stockholders connect via webcast by visiting meetnow.global/MWF9L96, enter the 14-digit control number from the shaded box on this card. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, each of which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. When properly executed, this proxy will be voted as specified by the undersigned stockholder. If no voting instruction is given as to any item, this proxy will be voted “FOR” each of the nominees in Item 1, “FOR” Item 2, “FOR” Item 3 and “FOR” Item 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Virtual Annual Meeting, including matters incident to its conduct. VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1—8 0 0—3 3 7—3 5 0 3 SSS_32698_033022 PLEASE SIGN, DATE ON THE REVERSE SIDE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE XXXXXXXXXXXXXX CODE

EVERY STOCKHOLDER’S VOTE IS IMPORTANT Important Notice Regarding the Availability of Proxy Materials for the SmartStop Self Storage REIT, Inc. Virtual Annual Meeting of Stockholders to be held June 15, 2022. The Proxy Statement for this meeting is available at: https://www.proxy-direct.com/sma-32698 Please detach at perforation before mailing. TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED IN ITEM 1, “FOR” ITEM 2, “FOR” ITEM 3, AND “FOR” ITEM 4 NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THESE RECOMMENDATIONS. AProposals 1. The election of five directors, each to serve until the 2023 annual meeting of stockholders and until his or her successor is elected and qualifies. Nominees: FOR WITHHOLD Mathews FOR,WITHHOLD FOR WITHHOLD 01. H. Michael Schwartz 02. Paula mathews 03. Timothy S. Morris 04. David J. Mueller 05. Harold “Skip” Perry FORAGAINSTABSTAIN 2. The proxy approval, statement. ona non-binding, advisory basis, of the compensation of our named executive officers, as disclosed in this 3. The approval of the SmartStop Self Storage REIT, Inc. 2022 Long-Term Incentive Plan.4. The December ratification 31, 2022. of theappointment of BDO USA, LLP as our independent registered public accounting firm for the year ending 5. The adjournment transaction thereof. of such other business as may properly come before the annual meeting or any postponement or B Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature. Date (mm/dd/yyyy) — Please print date below Signature 1 — Please keep signature within the box Signature 2 — Please keep signature within the box Scanner bar code xxxxxxxxxxxxxx SSS 32698 XXXXXXXX